STATEMENT  OF  ADDITIONAL  INFORMATION  -  APRIL  30,  1999

CALVERT  MUNICIPAL  FUND,  INC.
CALVERT  NATIONAL  MUNICIPAL  INTERMEDIATE  FUND
CALVERT  CALIFORNIA  MUNICIPAL  INTERMEDIATE  FUND
CALVERT  MARYLAND  MUNICIPAL  INTERMEDIATE  FUND
CALVERT  VIRGINIA  MUNICIPAL  INTERMEDIATE  FUND

4550  MONTGOMERY  AVENUE,  BETHESDA,  MARYLAND  20814

     TABLE  OF  CONTENTS

     INVESTMENT  POLICIES  AND  RISKS                           2
     INVESTMENT  RESTRICTIONS                                 7
     PURCHASES  AND  REDEMPTIONS  OF  SHARES                     8
     DIVIDENDS  AND  DISTRIBUTIONS                             9
     TAX  MATTERS                                             9
     VALUATION  OF  SHARES                                    10
     CALCULATION  OF  YIELD  AND  TOTAL  RETURN                  10
     ADVERTISING                                            12
     DIRECTORS  AND  OFFICERS                                 12
     INVESTMENT  ADVISOR                                     15
     ADMINISTRATIVE  SERVICES                                16
     METHOD  OF  DISTRIBUTION                                 16
     TRANSFER  AND  SHAREHOLDER  SERVICING  AGENT               17
     INDEPENDENT  ACCOUNTANTS  AND  CUSTODIANS                 17
     PORTFOLIO  TRANSACTIONS                                 18
     GENERAL  INFORMATION                                    18
     CONTROL  PERSONS  AND  PRINCIPAL  HOLDERS  OF  SECURITIES    19
     APPENDIX                                               19

NEW  ACCOUNT  INFORMATION
         (800)  368-2748
         (301)  951-4820

SHAREHOLDER  SERVICES
         (800)  368-2745

BROKER  SERVICES
         (800)  368-2746
         (301)  951-4850

TDD  FOR  THE  HEARING-  IMPAIRED
         (800)  541-1524

         THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS. INVESTORS SHOULD READ THE STATEMENT OF ADDITIONAL INFORMATION IN CONJUNCTION WITH THE PROSPECTUS OF CALVERT MUNICIPAL FUND (THE "FUND"), DATED APRIL 30, 1999, WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING OR CALLING THE FUND.

         THE  AUDITED  FINANCIAL  STATEMENTS  INCLUDED  IN THE ANNUAL  REPORT TO
SHAREHOLDERS   DATED  DECEMBER  31,  1998,  ARE  EXPRESSLY   INCORPORATED   BY
REFERENCE AND MADE A PART OF THIS STATEMENT OF ADDITIONAL INFORMATION. COPIES OF THIS REPORT MAY BE OBTAINED FREE OF CHARGE BY WRITING OR CALLING THE FUND.

INVESTMENT  POLICIES  AND  RISKS

         CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND ("NATIONAL") INVESTS PRIMARILY IN A NONDIVERSIFIED PORTFOLIO OF MUNICIPAL OBLIGATIONS, INCLUDING SOME WITH INTEREST THAT MAY BE SUBJECT TO ALTERNATIVE MINIMUM TAX. THE AVERAGE DOLLAR-WEIGHTED MATURITY OF INVESTMENTS IS BETWEEN 3 AND 10 YEARS.
FIXED  RATE  INVESTMENTS  NORMALLY  HAVE  REMAINING  MATURITIES  OF  12 YEARS OR
LESS;  VARIABLE  RATE  INVESTMENTS  MAY  HAVE  LONGER  MATURITIES.  A  COMPLETE
EXPLANATION OF MUNICIPAL OBLIGATIONS AND MUNICIPAL BOND AND NOTE RATINGS APPEARS IN THE APPENDIX.
         CALVERT  CALIFORNIA   MUNICIPAL   INTERMEDIATE  FUND   ("CALIFORNIA")
INVESTS PRIMARILY IN A NONDIVERSIFIED PORTFOLIO OF MUNICIPAL OBLIGATIONS, INCLUDING SOME WITH INTEREST THAT MAY BE SUBJECT TO ALTERNATIVE MINIMUM TAX. FIXED RATE INVESTMENTS NORMALLY HAVE REMAINING MATURITIES OF 12 YEARS OR
LESS;  VARIABLE  RATE  INVESTMENTS  MAY  HAVE  LONGER  MATURITIES.  A  COMPLETE
EXPLANATION OF MUNICIPAL OBLIGATIONS AND MUNICIPAL BOND AND NOTE RATINGS APPEARS IN THE APPENDIX.
         CALVERT   MARYLAND  AND   VIRGINIA   MUNICIPAL   INTERMEDIATE   FUNDS
("MARYLAND"   AND/OR   "VIRGINIA")   INVEST   PRIMARILY  IN  A  NONDIVERSIFIED
PORTFOLIO OF MUNICIPAL OBLIGATIONS, INCLUDING SOME WITH INTEREST THAT MAY BE SUBJECT TO ALTERNATIVE MINIMUM TAX. A COMPLETE EXPLANATION OF MUNICIPAL
OBLIGATIONS  AND  MUNICIPAL  BOND  AND  NOTE  RATINGS  APPEARS  IN THE APPENDIX.
         UNDER NORMAL MARKET CONDITIONS, EACH FUND WILL ATTEMPT TO INVEST AT LEAST 65% OF ITS TOTAL ASSETS IN MUNICIPAL OBLIGATIONS WITH INTEREST THAT IS EXEMPT FROM FEDERAL AND, FOR CALIFORNIA, MARYLAND, AND VIRGINIA, SPECIFIC STATE INCOME TAX, INCLUDING THOSE ISSUED BY OR ON BEHALF OF THE STATE FOR WHICH THE FUND IS NAMED AND THE STATE'S POLITICAL SUBDIVISIONS. CALIFORNIA, MARYLAND, AND VIRGINIA WILL ALSO ATTEMPT TO INVEST THE REMAINING 35% OF TOTAL ASSETS IN THESE OBLIGATIONS, BUT MAY INVEST ASSETS IN MUNICIPAL OBLIGATIONS OF OTHER STATES, TERRITORIES AND POSSESSIONS OF THE UNITED
STATES,   THE  DISTRICT  OF  COLUMBIA,   AND  THEIR  RESPECTIVE   AUTHORITIES,
AGENCIES,   INSTRUMENTALITIES  AND  POLITICAL   SUBDIVISIONS.   DIVIDENDS  YOU
RECEIVE  FROM  THE  FUND  THAT  ARE  DERIVED  FROM   INTEREST  ON   TAX-EXEMPT
OBLIGATIONS OF OTHER STATES WILL BE EXEMPT FROM FEDERAL INCOME TAX, BUT WILL BE SUBJECT TO YOUR STATE'S INCOME TAXES. FOR NATIONAL, TO THE EXTENT THE OBLIGATIONS ARE ISSUED BY YOUR STATE OF RESIDENCE, YOU MAY ALSO BE EXEMPT FROM CERTAIN STATE AND LOCAL INCOME TAXES.

VARIABLE  RATE  DEMAND  NOTES
         THE BOARD OF DIRECTORS OF THE FUND HAS APPROVED INVESTMENTS IN FLOATING AND VARIABLE RATE DEMAND NOTES UPON THE FOLLOWING CONDITIONS:
NATIONAL, CALIFORNIA, MARYLAND, AND VIRGINIA ("EACH PORTFOLIO" OR "THE PORTFOLIOS") EACH HAVE THE RIGHT OF DEMAND, UPON NOTICE NOT TO EXCEED THIRTY DAYS, AGAINST THE ISSUER TO RECEIVE PAYMENT; THE ISSUER WILL BE ABLE TO MAKE
PAYMENT UPON SUCH DEMAND, EITHER FROM ITS OWN RESOURCES OR THROUGH AN UNQUALIFIED COMMITMENT FROM A THIRD PARTY; AND THE RATE OF INTEREST PAYABLE IS CALCULATED TO ENSURE THAT THE MARKET VALUE OF SUCH NOTES WILL APPROXIMATE PAR VALUE ON THE ADJUSTMENT DATES. THE REMAINING MATURITY OF SUCH DEMAND NOTES IS DEEMED THE PERIOD REMAINING UNTIL SUCH TIME AS THE PORTFOLIOS HAVE THE RIGHT TO DISPOSE OF THE NOTES AT A PRICE WHICH APPROXIMATES PAR AND
MARKET VALUE. NOTES WITH A RIGHT OF DEMAND EXCEEDING SEVEN DAYS ARE CONSIDERED ILLIQUID AND ARE SUBJECT TO PURCHASE RESTRICTIONS.

MUNICIPAL  LEASES
         EACH  PORTFOLIO  MAY  INVEST  IN  MUNICIPAL   LEASES,  OR  STRUCTURED
INSTRUMENTS WHERE THE UNDERLYING SECURITY IS A MUNICIPAL LEASE. A MUNICIPAL LEASE IS AN OBLIGATION OF A GOVERNMENT OR GOVERNMENTAL AUTHORITY, NOT SUBJECT TO VOTER APPROVAL, USED TO FINANCE CAPITAL PROJECTS OR EQUIPMENT ACQUISITIONS AND PAYABLE THROUGH PERIODIC RENTAL PAYMENTS. EACH PORTFOLIO MAY PURCHASE UNRATED LEASES. THE FUND'S ADVISOR, UNDER THE SUPERVISION OF THE BOARD OF TRUSTEES/DIRECTORS, IS RESPONSIBLE FOR DETERMINING THE CREDIT QUALITY OF SUCH LEASES ON AN ONGOING BASIS, INCLUDING AN ASSESSMENT OF THE LIKELIHOOD THAT THE LEASE WILL NOT BE CANCELED. CERTAIN MUNICIPAL LEASES MAY BE CONSIDERED ILLIQUID AND SUBJECT TO EACH PORTFOLIO'S LIMIT ON ILLIQUID SECURITIES. THE BOARD OF TRUSTEES/DIRECTORS HAS DIRECTED THE ADVISOR TO TREAT A MUNICIPAL LEASE AS A LIQUID SECURITY IF IT SATISFIES THE FOLLOWING
CONDITIONS: (A) SUCH TREATMENT MUST BE CONSISTENT WITH EACH PORTFOLIO'S INVESTMENT RESTRICTIONS; (B) THE ADVISOR SHOULD BE ABLE TO CONCLUDE THAT THE OBLIGATION WILL MAINTAIN ITS LIQUIDITY THROUGHOUT THE TIME IT IS HELD BY A
PORTFOLIO, BASED ON THE FOLLOWING FACTORS: (1) WHETHER THE LEASE MAY BE TERMINATED BY THE LESSEE; (2) THE POTENTIAL RECOVERY, IF ANY, FROM A SALE OF THE LEASED PROPERTY UPON TERMINATION OF THE LEASE; (3) THE LESSEE'S GENERAL CREDIT STRENGTH (E.G., ITS DEBT, ADMINISTRATIVE, ECONOMIC AND FINANCIAL CHARACTERISTICS AND PROSPECTS); (4) THE LIKELIHOOD THAT THE LESSEE WILL
DISCONTINUE   APPROPRIATING  FUNDING  FOR  THE  LEASED  PROPERTY  BECAUSE  THE
PROPERTY  IS  NO  LONGER  DEEMED  ESSENTIAL  TO  ITS  OPERATIONS   (E.G.,  THE
POTENTIAL   FOR  AN  "EVENT  OF   NONAPPROPRIATION"),   AND  (5)  ANY   CREDIT
ENHANCEMENT OR LEGAL RECOURSE PROVIDED UPON AN EVENT OF NONAPPROPRIATION OR OTHER TERMINATION OF THE LEASE; AND (C) THE ADVISOR SHOULD DETERMINE WHETHER THE OBLIGATION CAN BE DISPOSED OF WITHIN SEVEN DAYS IN THE ORDINARY COURSE OF BUSINESS AT APPROXIMATELY THE AMOUNT AT WHICH A PORTFOLIO HAS VALUED IT FOR PURPOSES OF CALCULATING NET ASSET VALUE, TAKING INTO ACCOUNT THE
FOLLOWING   FACTORS:   (1)  THE  FREQUENCY  OF  TRADES  AND  QUOTES;  (2)  THE
VOLATILITY OF QUOTATIONS AND TRADE PRICES; (3) THE NUMBER OF DEALERS WILLING TO PURCHASE OR SELL THE SECURITY AND THE NUMBER OF POTENTIAL PURCHASERS; (4) DEALER UNDERTAKINGS TO MAKE A MARKET IN THE SECURITY; (5) THE NATURE OF THE SECURITY AND THE NATURE OF THE MARKETPLACE TRADES (E.G., THE TIME NEEDED TO DISPOSE OF THE SECURITY, THE METHOD OF SOLICITING OFFERS, AND THE MECHANICS OF THE TRANSFER); (6) THE RATING OF THE SECURITY AND THE FINANCIAL CONDITION
AND  PROSPECTS  OF  THE  ISSUER;   AND  (7)  OTHER  FACTORS  RELEVANT  TO  THE
PORTFOLIO'S  ABILITY  TO  DISPOSE  OF  THE  SECURITY.

TEMPORARY  INVESTMENTS
         SHORT-TERM MONEY MARKET TYPE INVESTMENTS CONSIST OF: OBLIGATIONS OF THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES; CERTIFICATES OF DEPOSIT OF BANKS WITH ASSETS OF ONE BILLION DOLLARS OR MORE; COMMERCIAL PAPER OR OTHER CORPORATE NOTES OF INVESTMENT-GRADE QUALITY; AND ANY OF SUCH ITEMS SUBJECT TO SHORT-TERM REPURCHASE AGREEMENTS.

WHEN-ISSUED  PURCHASES
         NEW ISSUES OF MUNICIPAL OBLIGATIONS ARE OFFERED ON A WHEN-ISSUED BASIS; THAT IS, DELIVERY AND PAYMENT FOR THE SECURITIES NORMALLY TAKE PLACE 15 TO 45 DAYS AFTER THE DATE OF THE TRANSACTION. THE PAYMENT OBLIGATION AND THE YIELD THAT WILL BE RECEIVED ON THE SECURITIES ARE EACH FIXED AT THE TIME
THE  BUYER  ENTERS  INTO  THE  COMMITMENT.   THE  PORTFOLIOS  WILL  ONLY  MAKE
COMMITMENTS TO PURCHASE THESE SECURITIES WITH THE INTENTION OF ACTUALLY ACQUIRING THEM, BUT MAY SELL THESE SECURITIES BEFORE THE SETTLEMENT DATE IF IT IS DEEMED ADVISABLE AS A MATTER OF INVESTMENT STRATEGY.
         SECURITIES  PURCHASED  ON  A WHEN-ISSUED  BASIS AND THE SECURITIES HELD
IN A PORTFOLIO ARE SUBJECT TO CHANGES IN MARKET VALUE BASED UPON THE PUBLIC'S PERCEPTION OF THE CREDITWORTHINESS OF THE ISSUER AND CHANGES IN THE LEVEL OF INTEREST RATES (WHICH WILL GENERALLY RESULT IN BOTH CHANGING IN
VALUE IN THE SAME WAY, I.E., BOTH EXPERIENCING APPRECIATION WHEN INTEREST RATES DECLINE AND DEPRECIATION WHEN INTEREST RATES RISE). THEREFORE, IF IN ORDER TO ACHIEVE HIGHER INTEREST INCOME, A PORTFOLIO REMAINS SUBSTANTIALLY FULLY INVESTED AT THE SAME TIME THAT IT HAS PURCHASED SECURITIES ON A WHEN-ISSUED BASIS, THERE WILL BE A GREATER POSSIBILITY THAT THE MARKET VALUE OF THE PORTFOLIO'S ASSETS MAY VARY.
         WHEN THE TIME COMES TO PAY FOR WHEN-ISSUED SECURITIES, A PORTFOLIO WILL MEET ITS OBLIGATIONS FROM THEN AVAILABLE CASH FLOW, SALE OF SECURITIES OR, ALTHOUGH IT WOULD NOT NORMALLY EXPECT TO DO SO, FROM SALE OF THE WHEN-ISSUED SECURITIES THEMSELVES (WHICH MAY HAVE A MARKET VALUE GREATER OR LESS THAN THE PORTFOLIO'S PAYMENT OBLIGATION). SALE OF SECURITIES TO MEET SUCH OBLIGATIONS CARRIES WITH IT A GREATER POTENTIAL FOR THE REALIZATION OF CAPITAL LOSSES AND CAPITAL GAINS WHICH ARE NOT EXEMPT FROM FEDERAL INCOME TAX. WHEN-ISSUED SECURITIES DO NOT EARN INCOME UNTIL THEY HAVE IN FACT BEEN ISSUED.
         WHEN A PORTFOLIO PURCHASES A WHEN-ISSUED SECURITY, IT WILL MAINTAIN AN AMOUNT OF CASH, CASH EQUIVALENTS (FOR EXAMPLE, COMMERCIAL PAPER AND DAILY TENDER ADJUSTABLE NOTES) OR SHORT-TERM HIGH-GRADE FIXED INCOME SECURITIES IN A SEGREGATED ACCOUNT WITH THE PORTFOLIO'S CUSTODIAN. THE SEGREGATED ACCOUNT EQUALS THE MARKET VALUE OF THE WHEN-ISSUED PURCHASE, THEREBY ENSURING THE TRANSACTION IS UNLEVERAGED.

DERIVATIVES
         THE PORTFOLIOS CAN USE VARIOUS TECHNIQUES TO INCREASE OR DECREASE EXPOSURE TO CHANGING SECURITY PRICES, INTEREST RATES, OR OTHER FACTORS THAT AFFECT SECURITY VALUES. THESE TECHNIQUES MAY INVOLVE DERIVATIVE TRANSACTIONS SUCH AS BUYING AND SELLING OPTIONS AND FUTURES CONTRACTS AND LEVERAGED
NOTES, ENTERING INTO SWAP AGREEMENTS, AND PURCHASING INDEXED SECURITIES. THE PORTFOLIOS CAN USE THESE PRACTICES EITHER AS SUBSTITUTION OR AS PROTECTION AGAINST AN ADVERSE MOVE IN THE PORTFOLIOS TO ADJUST THE RISK AND RETURN CHARACTERISTICS OF THE PORTFOLIOS. IF THE ADVISOR JUDGES MARKET CONDITIONS
INCORRECTLY OR EMPLOYS A STRATEGY THAT DOES NOT CORRELATE WELL WITH A PORTFOLIO'S INVESTMENTS, OR IF THE COUNTERPARTY TO THE TRANSACTION DOES NOT
PERFORM  AS  PROMISED,   THESE  TECHNIQUES  COULD  RESULT  IN  A  LOSS.  THESE
TECHNIQUES MAY INCREASE THE VOLATILITY OF A PORTFOLIO AND MAY INVOLVE A SMALL INVESTMENT OF CASH RELATIVE TO THE MAGNITUDE OF THE RISK ASSUMED. DERIVATIVES ARE OFTEN ILLIQUID.

TRANSACTIONS  IN  FUTURES  CONTRACTS
         EACH PORTFOLIO MAY ENGAGE IN THE PURCHASE AND SALE OF FUTURES CONTRACTS ON AN INDEX OF MUNICIPAL BONDS OR ON U.S. TREASURY SECURITIES, OR OPTIONS ON SUCH FUTURES CONTRACTS, FOR HEDGING AND SUBSTITUTION PURPOSES ONLY. EACH PORTFOLIO MAY SELL SUCH FUTURES CONTRACTS IN ANTICIPATION OF A DECLINE IN THE COST OF MUNICIPAL BONDS IT HOLDS OR MAY PURCHASE SUCH FUTURES CONTRACTS IN ANTICIPATION OF AN INCREASE IN THE VALUE OF MUNICIPAL BONDS THE PORTFOLIO INTENDS TO ACQUIRE. EACH PORTFOLIO ALSO IS AUTHORIZED TO PURCHASE AND SELL OTHER FINANCIAL FUTURES CONTRACTS WHICH IN THE OPINION OF THE
INVESTMENT  ADVISOR  PROVIDE  AN  APPROPRIATE  HEDGE  FOR  SOME  OR  ALL  OF ITS
SECURITIES.
         BECAUSE OF LOW INITIAL MARGIN DEPOSITS MADE UPON THE OPENING OF A FUTURES POSITION, FUTURES TRANSACTIONS INVOLVE SUBSTANTIAL LEVERAGE. AS A RESULT, RELATIVELY SMALL MOVEMENTS IN THE PRICE OF THE FUTURES CONTRACT CAN RESULT IN SUBSTANTIAL UNREALIZED GAINS OR LOSSES. BECAUSE EACH PORTFOLIO WILL ENGAGE IN THE PURCHASE AND SALE OF FINANCIAL FUTURES CONTRACTS SOLELY
FOR HEDGING AND SUBSTITUTION PURPOSES, HOWEVER, ANY LOSSES INCURRED IN CONNECTION THEREWITH SHOULD, IF THE STRATEGY IS SUCCESSFUL, BE OFFSET IN WHOLE OR IN PART BY INCREASES IN THE VALUE OF SECURITIES HELD BY A PORTFOLIO OR DECREASES IN THE PRICE OF SECURITIES A PORTFOLIO INTENDS TO ACQUIRE.
         MUNICIPAL BOND INDEX FUTURES CONTRACTS COMMENCED TRADING IN JUNE 1985, AND IT IS POSSIBLE THAT TRADING IN SUCH FUTURES CONTRACTS WILL BE LESS
LIQUID  THAN  THAT  IN  OTHER  FUTURES  CONTRACTS.   THE  TRADING  OF  FUTURES
CONTRACTS AND OPTIONS THEREON IS SUBJECT TO CERTAIN MARKET RISKS, SUCH AS TRADING HALTS, SUSPENSIONS, EXCHANGE OR CLEARING HOUSE EQUIPMENT FAILURES, GOVERNMENT INTERVENTION OR OTHER DISRUPTIONS OF NORMAL TRADING ACTIVITY, WHICH COULD AT TIMES MAKE IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE EXISTING POSITIONS.
         THE LIQUIDITY OF A SECONDARY MARKET IN FUTURES CONTRACTS MAY BE FURTHER ADVERSELY AFFECTED BY "DAILY PRICE FLUCTUATION LIMITS" ESTABLISHED BY CONTRACT MARKETS, WHICH LIMIT THE AMOUNT OF FLUCTUATION IN THE PRICE OF A FUTURES CONTRACT OR OPTION THEREON DURING A SINGLE TRADING DAY. ONCE THE DAILY LIMIT HAS BEEN REACHED IN THE CONTRACT, NO TRADES MAY BE ENTERED INTO
AT A PRICE BEYOND THE LIMIT, THUS PREVENTING THE LIQUIDATION OF OPEN POSITIONS. PRICES OF EXISTING CONTRACTS HAVE IN THE PAST MOVED THE DAILY LIMIT ON A NUMBER OF CONSECUTIVE TRADING DAYS. EACH PORTFOLIO WILL ENTER INTO A FUTURES POSITION ONLY IF, IN THE JUDGMENT OF THE INVESTMENT ADVISOR, THERE APPEARS TO BE AN ACTIVELY TRADED SECONDARY MARKET FOR SUCH FUTURES CONTRACTS.
         THE SUCCESSFUL USE OF TRANSACTIONS IN FUTURES CONTRACTS AND OPTIONS THEREON DEPENDS ON THE ABILITY OF THE INVESTMENT ADVISOR TO CORRECTLY FORECAST THE DIRECTION AND EXTENT OF PRICE MOVEMENTS OF THESE INSTRUMENTS,
AS WELL AS PRICE MOVEMENTS OF THE SECURITIES HELD BY EACH PORTFOLIO WITHIN A GIVEN TIME FRAME. TO THE EXTENT THESE PRICES REMAIN STABLE DURING THE PERIOD IN WHICH A FUTURES OR OPTION CONTRACT IS HELD BY A PORTFOLIO, OR MOVE IN A DIRECTION OPPOSITE TO THAT ANTICIPATED, A PORTFOLIO MAY REALIZE A LOSS ON THE HEDGING TRANSACTION WHICH IS NOT FULLY OR PARTIALLY OFFSET BY AN INCREASE IN THE VALUE OF ITS SECURITIES. AS A RESULT, A PORTFOLIO'S TOTAL RETURN FOR SUCH PERIOD MAY BE LESS THAN IF IT HAD NOT ENGAGED IN THE HEDGING TRANSACTION.

DESCRIPTION  OF  FINANCIAL  FUTURES  CONTRACTS
         FUTURES CONTRACTS. A FUTURES CONTRACT OBLIGATES THE SELLER OF A CONTRACT TO DELIVER AND THE PURCHASER OF A CONTRACT TO TAKE DELIVERY OF THE
TYPE OF FINANCIAL INSTRUMENT CALLED FOR IN THE CONTRACT OR, IN SOME INSTANCES, TO MAKE A CASH SETTLEMENT, AT A SPECIFIED FUTURE TIME FOR A SPECIFIED PRICE. ALTHOUGH THE TERMS OF A CONTRACT CALL FOR ACTUAL DELIVERY OR ACCEPTANCE OF SECURITIES, OR FOR A CASH SETTLEMENT, IN MOST CASES THE
CONTRACTS ARE CLOSED OUT BEFORE THE DELIVERY DATE WITHOUT THE DELIVERY OR ACCEPTANCE TAKING PLACE. EACH PORTFOLIO INTENDS TO CLOSE OUT ANY FUTURES CONTRACTS PRIOR TO THE DELIVERY DATE OF SUCH CONTRACTS.
         EACH PORTFOLIO MAY SELL FUTURES CONTRACTS IN ANTICIPATION OF A DECLINE IN THE VALUE OF ITS INVESTMENTS IN MUNICIPAL BONDS. THE LOSS
ASSOCIATED WITH ANY SUCH DECLINE COULD BE REDUCED WITHOUT EMPLOYING FUTURES AS A HEDGE BY SELLING LONG-TERM SECURITIES AND EITHER REINVESTING THE PROCEEDS IN SECURITIES WITH SHORTER MATURITIES OR BY HOLDING ASSETS IN CASH. THIS STRATEGY, HOWEVER, ENTAILS INCREASED TRANSACTION COSTS IN THE FORM OF BROKERAGE COMMISSIONS AND DEALER SPREADS AND WILL TYPICALLY REDUCE EACH PORTFOLIO'S AVERAGE YIELDS AS A RESULT OF THE SHORTENING OF MATURITIES.
         THE  PURCHASE  OR  SALE  OF  A  FUTURES  CONTRACT  DIFFERS  FROM  THE
PURCHASE OR SALE OF A SECURITY, IN THAT NO PRICE OR PREMIUM IS PAID OR RECEIVED. INSTEAD, AN AMOUNT OF CASH OR SECURITIES ACCEPTABLE TO EACH PORTFOLIO'S FUTURES COMMISSION MERCHANT AND THE RELEVANT CONTRACT MARKET, WHICH VARIES BUT IS GENERALLY ABOUT 5% OR LESS OF THE CONTRACT AMOUNT, MUST BE DEPOSITED WITH THE BROKER. THIS AMOUNT IS KNOWN AS "INITIAL MARGIN," AND REPRESENTS A "GOOD FAITH" DEPOSIT ASSURING THE PERFORMANCE OF BOTH THE PURCHASER AND THE SELLER UNDER THE FUTURES CONTRACT. SUBSEQUENT PAYMENTS, KNOWN AS "VARIATION MARGIN," ARE REQUIRED TO BE MADE ON A DAILY BASIS AS THE
PRICE OF THE FUTURES CONTRACT FLUCTUATES, MAKING THE LONG OR SHORT POSITIONS IN THE FUTURES CONTRACT MORE OR LESS VALUABLE, A PROCESS KNOWN AS "MARKING
TO THE MARKET." PRIOR TO THE SETTLEMENT DATE OF THE FUTURES CONTRACT, THE POSITION MAY BE CLOSED OUT BY TAKING AN OPPOSITE POSITION WHICH WILL OPERATE TO TERMINATE THE POSITION IN THE FUTURES CONTRACT. A FINAL DETERMINATION OF VARIATION MARGIN IS THEN MADE, ADDITIONAL CASH IS REQUIRED TO BE PAID TO OR RELEASED BY THE BROKER, AND THE PURCHASER REALIZES A LOSS OR GAIN. IN
ADDITION,   A  COMMISSION  IS  PAID  ON  EACH  COMPLETED   PURCHASE  AND  SALE
TRANSACTION.
         THE  SALE  OF  FINANCIAL  FUTURES  CONTRACTS  PROVIDES  AN  ALTERNATIVE
MEANS  OF  HEDGING  A  PORTFOLIO   AGAINST   DECLINES  IN  THE  VALUE  OF  ITS
INVESTMENTS  IN  MUNICIPAL  BONDS.  AS  SUCH  VALUES  DECLINE,  THE  VALUE  OF A
PORTFOLIO'S POSITION IN THE FUTURES CONTRACTS WILL TEND TO INCREASE, THUS OFFSETTING ALL OR A PORTION OF THE DEPRECIATION IN THE MARKET VALUE OF THE
PORTFOLIO'S  FIXED  INCOME  INVESTMENTS  WHICH  ARE  BEING  HEDGED.   WHILE  A
PORTFOLIO WILL INCUR COMMISSION EXPENSES IN ESTABLISHING AND CLOSING OUT FUTURES POSITIONS, COMMISSIONS ON FUTURES TRANSACTIONS MAY BE SIGNIFICANTLY LOWER THAN TRANSACTION COSTS INCURRED IN THE PURCHASE AND SALE OF FIXED INCOME SECURITIES. IN ADDITION, THE ABILITY OF A PORTFOLIO TO TRADE IN THE
STANDARDIZED CONTRACTS AVAILABLE IN THE FUTURES MARKET MAY OFFER A MORE EFFECTIVE HEDGING STRATEGY THAN A PROGRAM TO REDUCE THE AVERAGE MATURING OF PORTFOLIO SECURITIES, DUE TO THE UNIQUE AND VARIED CREDIT AND TECHNICAL
CHARACTERISTICS   OF  THE  MUNICIPAL   DEBT   INSTRUMENTS   AVAILABLE  TO  THE
PORTFOLIO. EMPLOYING FUTURES AS A HEDGE MAY ALSO PERMIT EACH PORTFOLIO TO ASSUME A HEDGING POSTURE WITHOUT REDUCING THE YIELD ON ITS INVESTMENTS,
BEYOND  ANY  AMOUNTS  REQUIRED  TO  ENGAGE  IN  FUTURES  TRADING.
         EACH PORTFOLIO MAY ENGAGE IN THE PURCHASE AND SALE OF FUTURES CONTRACTS ON AN INDEX OF MUNICIPAL SECURITIES. THESE INSTRUMENTS PROVIDE FOR THE PURCHASE OR SALE OF A HYPOTHETICAL PORTFOLIO OF MUNICIPAL BONDS AT A FIXED PRICE IN A STATED DELIVERY MONTH. UNLIKE MOST OTHER FUTURES CONTRACTS, HOWEVER, A MUNICIPAL BOND INDEX FUTURES CONTRACT DOES NOT REQUIRE ACTUAL DELIVERY OF SECURITIES BUT RESULTS IN A CASH SETTLEMENT BASED UPON THE DIFFERENCE IN VALUE OF THE INDEX BETWEEN THE TIME THE CONTRACT WAS ENTERED INTO AND THE TIME IT IS LIQUIDATED.
         THE MUNICIPAL BOND INDEX UNDERLYING THE FUTURES CONTRACTS TRADED BY EACH PORTFOLIO IS THE BOND BUYER MUNICIPAL BOND INDEX, DEVELOPED BY THE BOND BUYER AND THE CHICAGO BOARD OF TRADE ("CBT"), THE CONTRACT MARKET ON WHICH THE FUTURES CONTRACTS ARE TRADED. AS CURRENTLY STRUCTURED, THE INDEX IS COMPRISED OF 40 TAX-EXEMPT INTERMEDIATE-TERM MUNICIPAL REVENUE AND GENERAL OBLIGATION BONDS. EACH BOND INCLUDED IN THE INDEX MUST BE RATED EITHER A- OR HIGHER BY STANDARD & POOR'S OR A OR HIGHER BY MOODY'S INVESTORS SERVICE AND MUST HAVE A REMAINING MATURITY OF 19 YEARS OR MORE. TWICE A MONTH NEW ISSUES SATISFYING THE ELIGIBILITY REQUIREMENTS ARE ADDED TO, AND AN EQUAL NUMBER OF OLD ISSUES WILL BE DELETED FROM, THE INDEX. THE VALUE OF THE INDEX IS
COMPUTED  DAILY  ACCORDING  TO  A  FORMULA  BASED UPON THE PRICE OF EACH BOND IN
THE  INDEX,  AS  EVALUATED  BY  FOUR  DEALER-TO-DEALERS  BROKERS.
         EACH  PORTFOLIO  MAY  ALSO PURCHASE AND SELL FUTURES  CONTRACTS ON U.S.
TREASURY   BILLS,   NOTES  AND  BONDS  FOR  THE  SAME  TYPES  OF  HEDGING  AND
SUBSTITUTION PURPOSES. SUCH FUTURES CONTRACTS PROVIDE FOR DELIVERY OF THE UNDERLYING SECURITY AT A SPECIFIED FUTURE TIME FOR A FIXED PRICE, AND THE VALUE OF THE FUTURES CONTRACT THEREFORE GENERALLY FLUCTUATES WITH MOVEMENTS IN INTEREST RATES.
         THE MUNICIPAL BOND INDEX FUTURES CONTRACT, FUTURES CONTRACTS ON U.S. TREASURY SECURITIES AND OPTIONS ON SUCH FUTURES CONTRACTS ARE TRADED ON THE CBT, WHICH, LIKE OTHER CONTRACT MARKETS, ASSURES THE PERFORMANCE OF THE PARTIES TO EACH FUTURES CONTRACT THROUGH A CLEARING CORPORATION, A NONPROFIT ORGANIZATION MANAGED BY THE EXCHANGE MEMBERSHIP, WHICH IS ALSO RESPONSIBLE FOR HANDLING DAILY ACCOUNTING OF DEPOSITS OR WITHDRAWALS OF MARGIN.
         EACH PORTFOLIO MAY ALSO PURCHASE FINANCIAL FUTURES CONTRACTS WHEN NOT FULLY INVESTED IN MUNICIPAL BONDS, IN ANTICIPATION OF AN INCREASE IN THE COST OF SECURITIES A PORTFOLIO INTENDS TO PURCHASE. AS SUCH SECURITIES ARE PURCHASED, AN EQUIVALENT AMOUNT OF FUTURES CONTRACTS WILL BE CLOSED OUT. IN A SUBSTANTIAL MAJORITY OF THESE TRANSACTIONS, A PORTFOLIO WILL PURCHASE MUNICIPAL BONDS UPON TERMINATION OF THE FUTURES CONTRACTS. DUE TO CHANGING MARKET CONDITIONS AND INTEREST RATE FORECASTS, HOWEVER, A FUTURES POSITION
MAY  BE   TERMINATED   WITHOUT  A   CORRESPONDING   PURCHASE  OF   SECURITIES.
NEVERTHELESS, ALL PURCHASES OF FUTURES CONTRACTS BY A PORTFOLIO WILL BE SUBJECT TO CERTAIN RESTRICTIONS, DESCRIBED BELOW.
         OPTIONS ON FUTURES CONTRACTS. AN OPTION ON A FUTURES CONTRACT PROVIDES THE PURCHASER WITH THE RIGHT, BUT NOT THE OBLIGATION, TO ENTER INTO A LONG POSITION IN THE UNDERLYING FUTURES CONTRACT (THAT IS, PURCHASE THE FUTURES CONTRACT), IN THE CASE OF A "CALL" OPTION, OR A SHORT POSITION (SELL THE FUTURES CONTRACT), IN THE CASE OF A "PUT" OPTION, FOR A FIXED PRICE UP TO A STATED EXPIRATION DATE. THE OPTION IS PURCHASED FOR A NON-REFUNDABLE FEE, KNOWN AS THE "PREMIUM." UPON EXERCISE OF THE OPTION, THE CONTRACT
MARKET CLEARING HOUSE ASSIGNS EACH PARTY TO THE OPTION AN OPPOSITE POSITION IN THE UNDERLYING FUTURES CONTRACT. IN THE EVENT OF EXERCISE, THEREFORE, THE
PARTIES ARE SUBJECT TO ALL OF THE RISKS OF FUTURES TRADING, SUCH AS PAYMENT OF INITIAL AND VARIATION MARGIN. IN ADDITION, THE SELLER, OR "WRITER," OF THE OPTION IS SUBJECT TO MARGIN REQUIREMENTS ON THE OPTION POSITION. OPTIONS ON FUTURES CONTRACTS ARE TRADED ON THE SAME CONTRACT MARKETS AS THE UNDERLYING FUTURES CONTRACTS.
         EACH PORTFOLIO MAY PURCHASE OPTIONS ON FUTURES CONTRACTS FOR THE SAME TYPES OF PURPOSES DESCRIBED ABOVE IN CONNECTION WITH FUTURES CONTRACTS. FOR EXAMPLE, IN ORDER TO PROTECT AGAINST AN ANTICIPATED DECLINE IN THE VALUE OF SECURITIES IT HOLDS, A PORTFOLIO COULD PURCHASE PUT OPTIONS ON FUTURES CONTRACTS, INSTEAD OF SELLING THE UNDERLYING FUTURES CONTRACTS. CONVERSELY, IN ORDER TO PROTECT AGAINST THE ADVERSE EFFECTS OF ANTICIPATED INCREASES IN THE COSTS OF SECURITIES TO BE ACQUIRED, A PORTFOLIO COULD PURCHASE CALL OPTIONS ON FUTURES CONTRACTS, INSTEAD OF PURCHASING THE UNDERLYING FUTURES CONTRACTS. EACH PORTFOLIO GENERALLY WILL SELL OPTIONS ON FUTURES CONTRACTS ONLY TO CLOSE OUT AN EXISTING POSITION.
         EACH PORTFOLIO WILL NOT ENGAGE IN TRANSACTIONS IN SUCH INSTRUMENTS UNLESS AND UNTIL THE INVESTMENT ADVISOR DETERMINES THAT MARKET CONDITIONS AND THE CIRCUMSTANCES OF THE PORTFOLIO WARRANT SUCH TRADING. TO THE EXTENT THAT A PORTFOLIO ENGAGES IN THE PURCHASE AND SALE OF FUTURES CONTRACTS OR OPTIONS THEREON, IT WILL DO SO ONLY AT A LEVEL WHICH IS REFLECTIVE OF THE
INVESTMENT ADVISOR'S VIEW OF THE PORTFOLIO'S HEDGING NEEDS, THE LIQUIDITY OF THE MARKET FOR FUTURES CONTRACTS AND THE ANTICIPATED CORRELATION BETWEEN MOVEMENTS IN THE VALUE OF THE FUTURES OR OPTION CONTRACT AND THE VALUE OF SECURITIES HELD BY THE PORTFOLIO.
         RESTRICTIONS ON THE USE OF FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. UNDER REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION ("CFTC"), THE FUTURES TRADING ACTIVITIES DESCRIBED HEREIN WILL NOT RESULT IN A PORTFOLIO BEING DEEMED TO BE A "COMMODITY POOL," AS DEFINED UNDER SUCH
REGULATIONS, PROVIDED THAT CERTAIN TRADING RESTRICTIONS ARE ADHERED TO. IN PARTICULAR, CFTC REGULATIONS REQUIRE THAT ALL FUTURES AND OPTION POSITIONS ENTERED INTO BY A PORTFOLIO QUALIFY AS BONA FIDE HEDGE TRANSACTIONS, AS
DEFINED UNDER CFTC REGULATIONS, OR, IN THE CASE OF LONG POSITIONS, THAT THE VALUE OF SUCH POSITIONS NOT EXCEED AN AMOUNT OF SEGREGATED FUNDS DETERMINED BY REFERENCE TO CERTAIN CASH AND SECURITIES POSITIONS MAINTAINED BY A PORTFOLIO AND ACCRUED PROFITS ON SUCH POSITIONS. IN ADDITION, AS A MATTER OF OPERATING POLICY, A PORTFOLIO MAY NOT PURCHASE OR SELL A FUTURES CONTRACT OR AN OPTION THEREON IF, IMMEDIATELY THEREAFTER, THE SUM OF THE AMOUNT OF INITIAL MARGIN DEPOSITS ON THE PORTFOLIO'S EXISTING FUTURES POSITIONS AND PREMIUMS ON SUCH OPTIONS WOULD EXCEED 5% OF ITS TOTAL ASSETS, BASED ON NET PREMIUM PAYMENTS.
         WHEN A PORTFOLIO PURCHASES A FUTURES CONTRACT, IT WILL MAINTAIN AN AMOUNT OF CASH, CASH EQUIVALENTS (FOR EXAMPLE, COMMERCIAL PAPER AND DAILY TENDER ADJUSTABLE NOTES) OR SHORT-TERM HIGH-GRADE FIXED INCOME SECURITIES IN A SEGREGATED ACCOUNT WITH THE PORTFOLIO'S CUSTODIAN, SO THAT THE AMOUNT SO SEGREGATED PLUS THE AMOUNT OF INITIAL AND VARIATION MARGIN HELD IN THE ACCOUNT OF ITS BROKER EQUALS THE MARKET VALUE OF THE FUTURES CONTRACT,
THEREBY  ENSURING  THAT  THE  USE  OF  SUCH  FUTURES  IS  UNLEVERAGED.
         RISK  FACTORS  IN  TRANSACTIONS  IN FUTURES  CONTRACTS.  THE PARTICULAR
MUNICIPAL BONDS COMPRISING THE INDEX UNDERLYING THE MUNICIPAL BOND INDEX FUTURES CONTRACT MAY VARY FROM THE BONDS HELD BY THE PORTFOLIO. IN ADDITION, THE SECURITIES UNDERLYING FUTURES CONTRACTS ON U.S. TREASURY SECURITIES WILL NOT BE THE SAME AS SECURITIES HELD BY THE PORTFOLIOS. AS A RESULT, EACH PORTFOLIO'S ABILITY EFFECTIVELY TO HEDGE ALL OR A PORTION OF THE VALUE OF ITS MUNICIPAL BONDS THROUGH THE USE OF FUTURES CONTRACTS WILL DEPEND IN PART ON THE DEGREE TO WHICH PRICE MOVEMENTS IN THE INDEX UNDERLYING THE MUNICIPAL BOND INDEX FUTURES CONTRACT, OR THE U.S. TREASURY SECURITIES UNDERLYING
OTHER  FUTURES  CONTRACTS  TRADE,   CORRELATE  WITH  PRICE  MOVEMENTS  OF  THE
MUNICIPAL  BONDS  HELD  BY  THE  PORTFOLIO.
         FOR EXAMPLE, WHERE PRICES OF SECURITIES IN A PORTFOLIO DO NOT MOVE IN THE SAME DIRECTION OR TO THE SAME EXTENT AS THE VALUES OF THE SECURITIES
OR  INDEX  UNDERLYING  A  FUTURES  CONTRACT,   THE  TRADING  OF  SUCH  FUTURES
CONTRACTS MAY NOT EFFECTIVELY HEDGE THE PORTFOLIO'S INVESTMENTS AND MAY RESULT IN TRADING LOSSES. THE CORRELATION MAY BE AFFECTED BY DISPARITIES IN
THE  AVERAGE  MATURITY,   RATINGS,   GEOGRAPHICAL  MIX  OR  STRUCTURE  OF  THE
PORTFOLIO'S INVESTMENTS AS COMPARED TO THOSE COMPRISING THE INDEX, AND GENERAL ECONOMIC OR POLITICAL FACTORS. IN ADDITION, THE CORRELATION BETWEEN MOVEMENTS IN THE VALUE OF THE INDEX UNDERLYING A FUTURES CONTRACT MAY BE SUBJECT TO CHANGE OVER TIME, AS ADDITIONS TO AND DELETIONS FROM THE INDEX ALTER ITS STRUCTURE. IN THE CASE OF FUTURES CONTRACTS ON U.S. TREASURY
SECURITIES  AND  OPTIONS  THEREON,   THE  ANTICIPATED   CORRELATION  OF  PRICE
MOVEMENTS  BETWEEN  THE  U.S.  TREASURY  SECURITIES  UNDERLYING  THE  FUTURES OR
OPTIONS  AND   MUNICIPAL   BONDS  MAY  BE  ADVERSELY   AFFECTED  BY  ECONOMIC,
POLITICAL, LEGISLATIVE OR OTHER DEVELOPMENTS THAT HAVE A DISPARATE IMPACT ON THE RESPECTIVE MARKETS FOR SUCH SECURITIES. IN THE EVENT THAT THE INVESTMENT ADVISOR DETERMINES TO ENTER INTO TRANSACTIONS IN FINANCIAL FUTURES CONTRACTS OTHER THAN THE MUNICIPAL BOND INDEX FUTURES CONTRACT OR FUTURES ON U.S. TREASURY SECURITIES, THE RISK OF IMPERFECT CORRELATION BETWEEN MOVEMENTS IN THE PRICES OF SUCH FUTURES CONTRACTS AND THE PRICES OF MUNICIPAL BONDS HELD BY A PORTFOLIO MAY BE GREATER.
         THE TRADING OF FUTURES CONTRACTS ON AN INDEX ALSO ENTAILS THE RISK OF IMPERFECT CORRELATION BETWEEN MOVEMENTS IN THE PRICE OF THE FUTURES
CONTRACT AND THE VALUE OF THE UNDERLYING INDEX. THE ANTICIPATED SPREAD BETWEEN THE PRICES MAY BE DISTORTED DUE TO DIFFERENCES IN THE NATURE OF THE MARKETS, SUCH AS MARGIN REQUIREMENTS, LIQUIDITY AND THE PARTICIPATION OF SPECULATORS IN THE FUTURES MARKETS. THE RISK OF IMPERFECT CORRELATION, HOWEVER, GENERALLY DIMINISHES AS THE DELIVERY MONTH SPECIFIED IN THE FUTURES CONTRACT APPROACHES.
         PRIOR TO EXERCISE OR EXPIRATION, A POSITION IN FUTURES CONTRACTS OR OPTIONS THEREON MAY BE TERMINATED ONLY BY ENTERING INTO A CLOSING PURCHASE OR SALE TRANSACTION. THIS REQUIRES A SECONDARY MARKET ON THE RELEVANT CONTRACT MARKET. EACH PORTFOLIO WILL ENTER INTO A FUTURES OR OPTION POSITION ONLY IF THERE APPEARS TO BE A LIQUID SECONDARY MARKET THEREFOR, ALTHOUGH THERE CAN BE NO ASSURANCE THAT SUCH A LIQUID SECONDARY MARKET WILL EXIST FOR ANY PARTICULAR CONTRACT AT ANY SPECIFIC TIME. THUS, IT MAY NOT BE POSSIBLE
TO  CLOSE  OUT  A  POSITION   ONCE  IT  HAS  BEEN   ESTABLISHED.   UNDER  SUCH
CIRCUMSTANCES, A PORTFOLIO COULD BE REQUIRED TO MAKE CONTINUING DAILY CASH PAYMENTS OF VARIATION MARGIN IN THE EVENT OF ADVERSE PRICE MOVEMENTS. IN SUCH SITUATION, IF A PORTFOLIO HAS INSUFFICIENT CASH, IT MAY BE REQUIRED TO SELL PORTFOLIO SECURITIES TO MEET DAILY VARIATION MARGIN REQUIREMENTS AT A TIME WHEN IT MAY BE DISADVANTAGEOUS TO DO SO. IN ADDITION, A PORTFOLIO MAY BE REQUIRED TO PERFORM UNDER THE TERMS OF THE FUTURES OR OPTION CONTRACTS IT HOLDS. THE INABILITY TO CLOSE OUT FUTURES OR OPTIONS POSITIONS ALSO COULD HAVE AN ADVERSE IMPACT ON A PORTFOLIO'S ABILITY EFFECTIVELY TO HEDGE ITS PORTFOLIO.
         WHEN A PORTFOLIO PURCHASES AN OPTION ON A FUTURES CONTRACT, ITS RISK IS LIMITED TO THE AMOUNT OF THE PREMIUM, PLUS RELATED TRANSACTION
COSTS,  ALTHOUGH  THIS  ENTIRE  AMOUNT  MAY BE LOST.  IN  ADDITION,  IN ORDER TO
PROFIT FROM THE PURCHASE OF AN OPTION ON A FUTURES CONTRACT, A PORTFOLIO MAY BE REQUIRED TO EXERCISE THE OPTION AND LIQUIDATE THE UNDERLYING FUTURES CONTRACT, SUBJECT TO THE AVAILABILITY OF A LIQUID SECONDARY MARKET. THE TRADING OF OPTIONS ON FUTURES CONTRACTS ALSO ENTAILS THE RISK THAT CHANGES IN THE VALUE OF THE UNDERLYING FUTURES CONTRACT WILL NOT BE FULLY REFLECTED
IN THE VALUE OF THE OPTION, ALTHOUGH THE RISK OF IMPERFECT CORRELATION GENERALLY TENDS TO DIMINISH AS THE MATURITY DATE OF THE FUTURES CONTRACT OR
EXPIRATION  DATE  OF  THE  OPTION  APPROACHES.
         "TRADING LIMITS" OR "POSITION LIMITS" MAY ALSO BE IMPOSED ON THE MAXIMUM NUMBER OF CONTRACTS WHICH ANY PERSON MAY HOLD AT A GIVEN TIME. A CONTRACT MARKET MAY ORDER THE LIQUIDATION OF POSITIONS FOUND TO BE IN VIOLATION OF THESE LIMITS AND IT MAY IMPOSE OTHER SANCTIONS OR RESTRICTIONS. THE INVESTMENT ADVISOR DOES NOT BELIEVE THAT TRADING LIMITS WILL HAVE ANY
ADVERSE IMPACT ON THE STRATEGIES FOR HEDGING A PORTFOLIO'S INVESTMENTS. FURTHER, THE TRADING OF FUTURES CONTRACTS IS SUBJECT TO THE RISK OF
THE INSOLVENCY OF A BROKERAGE FIRM OR CLEARING CORPORATION, WHICH COULD MAKE IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE EXISTING POSITIONS OR TO RECOVER EXCESS VARIATION MARGIN PAYMENTS.
         IN  ADDITION  TO  THE  RISKS  OF  IMPERFECT  CORRELATION  AND LACK OF A
LIQUID  SECONDARY  MARKET  FOR  SUCH  INSTRUMENTS,   TRANSACTIONS  IN  FUTURES
CONTRACTS   INVOLVE  RISKS  RELATED  TO  LEVERAGING   AND  THE  POTENTIAL  FOR
INCORRECT FORECASTS OF THE DIRECTION AND EXTENT OF INTEREST RATE MOVEMENTS WITHIN A GIVEN TIME FRAME.

CREDIT  QUALITY
         AS AN OPERATING POLICY, EACH PORTFOLIO MAY NOT INVEST MORE THAN 35% OF ITS NET ASSETS IN NON-INVESTMENT GRADE MUNICIPAL OBLIGATIONS. AS HAS BEEN THE INDUSTRY PRACTICE, THIS DETERMINATION OF CREDIT QUALITY IS MADE AT THE TIME A PORTFOLIO ACQUIRES THE OBLIGATION. HOWEVER, BECAUSE IT IS POSSIBLE
THAT SUBSEQUENT DOWNGRADES COULD OCCUR, IF AN OBLIGATION HELD BY A PORTFOLIO IS LATER DOWNGRADED, THE ADVISOR, UNDER THE SUPERVISION OF THE FUND'S BOARD OF DIRECTORS, WILL CONSIDER WHETHER IT IS IN THE BEST INTEREST OF THE SHAREHOLDERS TO HOLD OR TO DISPOSE OF THE OBLIGATION. AMONG THE CRITERIA THAT MAY BE CONSIDERED BY THE ADVISOR AND THE BOARD ARE THE PROBABILITY THAT THE OBLIGATIONS WILL BE ABLE TO MAKE SCHEDULED INTEREST AND PRINCIPAL
PAYMENTS  IN  THE  FUTURE,   THE  EXTENT  TO  WHICH  ANY  DEVALUATION  OF  THE
OBLIGATION  HAS  ALREADY BEEN  REFLECTED IN THE PORTFOLIO' NET ASSET VALUE,  AND
THE  TOTAL   PERCENTAGE,   IF  ANY,  OF  OBLIGATIONS   CURRENTLY  RATED  BELOW
INVESTMENT-GRADE  HELD  BY  A  PORTFOLIO.
         NONINVESTMENT-GRADE  SECURITIES  ("JUNK  BONDS")  HAVE MODERATE TO POOR
PROTECTION   OF  PRINCIPAL  AND  INTEREST   PAYMENTS  AND  ARE   PREDOMINATELY
SPECULATIVE.  THEY  INVOLVE  GREATER  RISK  OF DEFAULT OR PRICE  DECLINES DUE TO
CHANGES  IN  THE  ISSUER'S   CREDITWORTHINESS   THAN   INVESTMENT-GRADE   DEBT
SECURITIES. BECAUSE THE MARKET FOR LOWER-RATED SECURITIES MAY BE THINNER AND LESS ACTIVE THAN FOR HIGHER-RATED SECURITIES, THERE MAY BE MARKET PRICE VOLATILITY FOR THESE SECURITIES AND LIMITED LIQUIDITY IN THE RESALE MARKET. MARKET PRICES FOR THESE SECURITIES MAY DECLINE SIGNIFICANTLY IN PERIODS OF GENERAL ECONOMIC DIFFICULTY OR RISING INTEREST RATES.

INVESTMENT  RESTRICTIONS

FUNDAMENTAL  INVESTMENT  RESTRICTIONS
         THE PORTFOLIOS HAVE ADOPTED THE FOLLOWING FUNDAMENTAL INVESTMENT RESTRICTIONS. THESE RESTRICTIONS CANNOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF EACH PORTFOLIO.

         (1)  EACH  PORTFOLIO  MAY  NOT  MAKE  ANY  INVESTMENT
         INCONSISTENT WITH ITS CLASSIFICATION AS A NONDIVERSIFIED INVESTMENT COMPANY UNDER THE 1940 ACT.
         (2)  EACH  PORTFOLIO  MAY  NOT  CONCENTRATE  ITS  INVESTMENTS  IN
         THE  SECURITIES  OF  ISSUERS  PRIMARILY  ENGAGED  IN  ANY
         PARTICULAR  INDUSTRY  (OTHER  THAN  SECURITIES  ISSUED  OR
         GUARANTEED BY THE U.S. GOVERNMENT OR ITS AGENCIES OR INSTRUMENTALITIES AND REPURCHASE AGREEMENTS SECURED
         THEREBY).
         (3)  EACH  PORTFOLIO  MAY  NOT  ISSUE  SENIOR  SECURITIES  OR
         BORROW MONEY, EXCEPT FROM BANKS FOR TEMPORARY OR EMERGENCY PURPOSES AND THEN ONLY IN AN AMOUNT UP TO 33 1/3% OF THE
         VALUE OF ITS TOTAL ASSETS OR AS PERMITTED BY LAW AND EXCEPT BY ENGAGING IN REVERSE REPURCHASE AGREEMENTS, WHERE ALLOWED. IN ORDER TO SECURE ANY PERMITTED BORROWINGS AND
         REVERSE  REPURCHASE  AGREEMENTS  UNDER  THIS  SECTION,  A
         PORTFOLIO  MAY  PLEDGE,  MORTGAGE  OR  HYPOTHECATE  ITS  ASSETS.
         (4) EACH PORTFOLIO MAY NOT UNDERWRITE THE SECURITIES OF OTHER ISSUERS, EXCEPT AS ALLOWED BY LAW OR TO THE EXTENT
         THAT THE PURCHASE OF OBLIGATIONS IN ACCORDANCE WITH A PORTFOLIO'S INVESTMENT OBJECTIVE AND POLICIES, EITHER
         DIRECTLY FROM THE ISSUER, OR FROM AN UNDERWRITER FOR AN ISSUER, MAY BE DEEMED AN UNDERWRITING.
         (5)  EACH  PORTFOLIO  MAY  NOT  INVEST  DIRECTLY  IN  COMMODITIES
         OR REAL ESTATE, ALTHOUGH IT MAY INVEST IN SECURITIES WHICH ARE SECURED BY REAL ESTATE OR REAL ESTATE MORTGAGES AND
         SECURITIES OF ISSUERS WHICH INVEST OR DEAL IN COMMODITIES, COMMODITY FUTURES, REAL ESTATE OR REAL ESTATE MORTGAGES.
         (6) EACH PORTFOLIO MAY NOT MAKE LOANS, OTHER THAN THROUGH THE PURCHASE OF MONEY MARKET INSTRUMENTS AND REPURCHASE AGREEMENTS OR BY THE PURCHASE OF BONDS, DEBENTURES OR
         OTHER  DEBT  SECURITIES,  OR  AS  PERMITTED  BY  LAW.  THE
         PURCHASE OF ALL OR A PORTION OF AN ISSUE OF PUBLICLY OR PRIVATELY DISTRIBUTED DEBT OBLIGATIONS IN ACCORDANCE WITH
         A  PORTFOLIO'S  INVESTMENT  OBJECTIVE,  POLICIES  AND
         RESTRICTIONS,  SHALL  NOT  CONSTITUTE  THE  MAKING  OF  A  LOAN.

NONFUNDAMENTAL  INVESTMENT  RESTRICTIONS
         THE  BOARD  OF   TRUSTEES/DIRECTORS   HAS   ADOPTED   THE   FOLLOWING
NONFUNDAMENTAL   INVESTMENT   RESTRICTIONS.    A   NONFUNDAMENTAL   INVESTMENT
RESTRICTION  CAN  BE  CHANGED  BY  THE BOARD AT ANY TIME  WITHOUT A  SHAREHOLDER
VOTE.

         (1)   EACH  PORTFOLIO  MAY  NOT  PURCHASE  COMMON  STOCKS,
              PREFERRED  STOCKS,  WARRANTS,  OR  OTHER  EQUITY  SECURITIES.
         (2) EACH PORTFOLIO DOES NOT INTEND TO MAKE ANY PURCHASES OF SECURITIES IF BORROWING EXCEEDS 5% OF A PORTFOLIO'S TOTAL ASSETS.
         (3)   EACH  PORTFOLIO  MAY  NOT  PURCHASE  ILLIQUID  SECURITIES
              IF MORE THAN 15% OF THE VALUE OF NET ASSETS WOULD BE INVESTED IN SUCH SECURITIES;
         (4)   EACH   PORTFOLIO  MAY  NOT  SELL   SECURITIES   SHORT,
              PURCHASE  SECURITIES  ON  MARGIN,  OR  WRITE  PUT  AND  CALL
              OPTIONS,   EXCEPT  TO  THE   EXTENT   PERMITTED   UNDER
              "TRANSACTIONS  IN  FUTURES  CONTRACTS"  OR  ELSEWHERE  IN
              THE  PROSPECTUS  OR  SAI.  THE  PORTFOLIOS  RESERVE  THE
              RIGHT  TO  PURCHASE  SECURITIES  WITH  PUTS  ATTACHED.
         (5)   EACH  PORTFOLIO  MAY  NOT  PURCHASE  OR  SELL  A  FUTURES
              CONTRACT   OR  AN   OPTION   THEREON   IF   IMMEDIATELY
              THEREAFTER, THE SUM OF THE AMOUNT OF INITIAL MARGIN DEPOSITS ON FUTURES AND PREMIUMS ON SUCH OPTIONS WOULD EXCEED 5% OF THE PORTFOLIO'S TOTAL ASSETS, BASED ON
              NET  PREMIUM  PAYMENTS.
         (6)   NATIONAL  AND  CALIFORNIA  EACH  MAY  NOT  INVEST  IN  PUTS
              OR  CALLS  ON  A  SECURITY,  INCLUDING  STRADDLES,  SPREADS,
              OR  ANY  COMBINATION,  IF  THE  VALUE  OF  THAT  OPTION
              PREMIUM,  WHEN  AGGREGATED  WITH  THE  PREMIUMS  ON  ALL
              OTHER OPTIONS ON SECURITIES HELD BY THE PORTFOLIO, EXCEEDS 5% OF THE PORTFOLIO'S TOTAL ASSETS.

PURCHASES  AND  REDEMPTIONS  OF  SHARES

         SHARE CERTIFICATES WILL BE ISSUED AT NO CHARGE IF REQUESTED IN WRITING BY THE INVESTOR. NO CERTIFICATES WILL BE ISSUED FOR FRACTIONAL SHARES (SEE PROSPECTUS, "HOW TO SELL YOUR SHARES").
         TO CHANGE REDEMPTION INSTRUCTIONS ALREADY GIVEN, SHAREHOLDERS MUST SEND A WRITTEN NOTICE TO CALVERT GROUP, C/O NFDS, 330 W. 9TH, KANSAS CITY, MO 64105, WITH A VOIDED COPY OF A CHECK FOR THE BANK WIRING INSTRUCTIONS TO
BE  ADDED.  IF  A VOIDED CHECK DOES NOT ACCOMPANY THE REQUEST,  THEN THE REQUEST
MUST  BE  SIGNATURE   GUARANTEED  BY  A  COMMERCIAL  BANK,  SAVINGS  AND  LOAN
ASSOCIATION,  TRUST  COMPANY,  MEMBER  FIRM OF ANY NATIONAL SECURITIES EXCHANGE,
OR  CERTAIN  CREDIT  UNIONS.   FURTHER  DOCUMENTATION  MAY  BE  REQUIRED  FROM
CORPORATIONS,  FIDUCIARIES,  AND  INSTITUTIONAL  INVESTORS.
         THE RIGHT OF REDEMPTION MAY BE SUSPENDED OR THE DATE OF PAYMENT POSTPONED FOR ANY PERIOD DURING WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED (OTHER THAN CUSTOMARY WEEKEND AND HOLIDAY CLOSINGS), WHEN TRADING ON THE NEW YORK STOCK EXCHANGE IS RESTRICTED, OR AN EMERGENCY EXISTS, AS DETERMINED BY THE SEC, OR IF THE COMMISSION HAS ORDERED SUCH A SUSPENSION FOR THE PROTECTION OF SHAREHOLDERS. REDEMPTION PROCEEDS ARE NORMALLY MAILED OR WIRED THE NEXT BUSINESS DAY AFTER A PROPER REDEMPTION REQUEST HAS BEEN RECEIVED, UNLESS REDEMPTIONS HAVE BEEN SUSPENDED OR POSTPONED AS DESCRIBED ABOVE.
         CERTAIN  SHARES  MAY  BE SUBJECT TO A CONTINGENT  DEFERRED SALES CHARGE
WHICH  IS  SUBTRACTED   FROM  THE   REDEMPTION   PROCEEDS   (SEE   PROSPECTUS,
"CALCULATION  OF  CONTINGENT  DEFERRED  SALES  CHARGES  AND  WAIVER  OF  SALES
CHARGES").
         REDEMPTION  PROCEEDS  ARE  NORMALLY  PAID  IN  CASH.  HOWEVER,   EACH
PORTFOLIO HAS THE RIGHT TO REDEEM SHARES IN ASSETS OTHER THAN CASH FOR REDEMPTION AMOUNTS EXCEEDING, IN ANY 90-DAY PERIOD, $250,000 OR 1% OF THE NET ASSET VALUE OF A PORTFOLIO, WHICHEVER IS LESS.

REDUCED  SALES  CHARGES
         EACH PORTFOLIO IMPOSES REDUCED SALES CHARGES IN CERTAIN SITUATIONS IN WHICH THE PRINCIPAL UNDERWRITER (WHICH OFFERS THE PORTFOLIO' SHARES CONTINUOUSLY AND ON A "BEST EFFORTS" BASIS) AND THE DEALERS SELLING EACH PORTFOLIO'S SHARES MAY EXPECT TO REALIZE SIGNIFICANT ECONOMIES OF SCALE WITH RESPECT TO SUCH SALES. GENERALLY, SALES COSTS DO NOT INCREASE IN PROPORTION TO THE DOLLAR AMOUNT OF THE SHARES SOLD; FOR EXAMPLE, THE PER-DOLLAR TRANSACTION COST FOR A SALE TO AN INVESTOR OF SHARES WORTH $5,000 IS GENERALLY MUCH HIGHER THAN THE PER-DOLLAR COST FOR A SALE OF SHARES WORTH $1,000,000. THUS, THE APPLICABLE SALES CHARGE DECLINES AS A PERCENTAGE OF
THE  DOLLAR  AMOUNT  OF  SHARES  SOLD  AS  THE  DOLLAR  AMOUNT  INCREASES.
         WHEN A SHAREHOLDER AGREES TO MAKE PURCHASES OF SHARES OVER A PERIOD OF TIME TOTALING A CERTAIN DOLLAR AMOUNT PURSUANT TO A LETTER OF INTENT, THE UNDERWRITER AND SELLING DEALERS CAN EXPECT TO REALIZE THE ECONOMIES OF SCALE APPLICABLE TO THAT STATED GOAL AMOUNT. THUS THE PORTFOLIO IMPOSES THE SALES CHARGE APPLICABLE TO THE GOAL AMOUNT. SIMILARLY, THE UNDERWRITER AND SELLING
DEALERS  ALSO   EXPERIENCE   COST   SAVINGS   WHEN   DEALING   WITH   EXISTING
SHAREHOLDERS, ENABLING THE PORTFOLIO TO AFFORD EXISTING SHAREHOLDERS THE RIGHT OF ACCUMULATION. THE UNDERWRITER AND SELLING DEALERS CAN ALSO EXPECT TO REALIZE ECONOMIES OF SCALE WHEN MAKING SALES TO THE MEMBERS OF CERTAIN
QUALIFIED GROUPS WHICH AGREE TO FACILITATE DISTRIBUTION OF THE PORTFOLIO' SHARES TO THEIR MEMBERS. SEE "EXHIBIT A - REDUCED SALES CHARGES" IN THE PROSPECTUS.

DIVIDENDS  AND  DISTRIBUTIONS

         EACH  PORTFOLIO  DECLARES  AND  PAYS  MONTHLY  DIVIDENDS  OF  ITS  NET
INCOME TO SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON EACH DESIGNATED MONTHLY RECORD DATE. NET INVESTMENT INCOME CONSISTS OF THE INTEREST INCOME EARNED ON INVESTMENTS (ADJUSTED FOR AMORTIZATION OF ORIGINAL ISSUE DISCOUNTS OR PREMIUMS OR MARKET PREMIUMS), LESS ESTIMATED EXPENSES.
CAPITAL   GAINS,   IF  ANY,  ARE  NORMALLY  PAID  ONCE  A  YEAR  AND  WILL  BE
AUTOMATICALLY REINVESTED AT NET ASSET VALUE IN ADDITIONAL SHARES. DIVIDENDS AND ANY DISTRIBUTIONS ARE AUTOMATICALLY REINVESTED IN ADDITIONAL SHARES OF THE FUND, UNLESS YOU ELECT TO HAVE THE DIVIDENDS OF $10 OR MORE PAID IN CASH
(BY CHECK OR BY CALVERT MONEY CONTROLLER). YOU MAY ALSO REQUEST TO HAVE YOUR DIVIDENDS AND DISTRIBUTIONS FROM THE PORTFOLIO INVESTED IN SHARES OF ANY OTHER CALVERT GROUP FUND, AT NO ADDITIONAL CHARGE.

                                 TAX  MATTERS

         EACH   PORTFOLIO   INTENDS  TO  CONTINUE  TO  QUALIFY  AS   REGULATED
INVESTMENT COMPANIES UNDER SUBCHAPTER M OF THE INTERNAL REVENUE CODE. IF FOR ANY REASON A PORTFOLIO SHOULD FAIL TO QUALIFY, IT WOULD BE TAXED AS A
CORPORATION AT THE PORTFOLIO LEVEL, RATHER THAN PASSING THROUGH ITS INCOME AND GAINS TO SHAREHOLDERS.
         EACH  PORTFOLIO'S  DIVIDENDS  OF  NET  INVESTMENT  INCOME  CONSTITUTE
EXEMPT-INTEREST  DIVIDENDS  ON  WHICH  SHAREHOLDERS ARE NOT GENERALLY SUBJECT TO
FEDERAL  INCOME  TAX;  HOWEVER  UNDER  THE  ACT,  DIVIDENDS   ATTRIBUTABLE  TO
INTEREST ON CERTAIN PRIVATE ACTIVITY BONDS MUST BE INCLUDED IN FEDERAL ALTERNATIVE MINIMUM TAXABLE INCOME FOR THE PURPOSE OF DETERMINING LIABILITY (IF ANY) FOR INDIVIDUALS AND FOR CORPORATIONS. EACH PORTFOLIO'S DIVIDENDS DERIVED FROM TAXABLE INTEREST AND DISTRIBUTIONS OF NET SHORT-TERM CAPITAL
GAINS, WHETHER TAKEN IN CASH OR REINVESTED IN ADDITIONAL SHARES, ARE TAXABLE TO SHAREHOLDERS AS ORDINARY INCOME AND DO NOT QUALIFY FOR THE DIVIDENDS RECEIVED DEDUCTION FOR CORPORATIONS. IF YOU HELD SHARES FOR SIX MONTHS OR LESS, LOSSES MUST BE OFFSET BY THE AMOUNT OF EXEMPT-INTEREST DIVIDENDS YOU
RECEIVED, AND, TO THE EXTENT OF CAPITAL GAIN DISTRIBUTIONS YOU RECEIVED, THE LOSS AMOUNT NOT OFFSET (DISALLOWED) MUST BE TREATED AS LONG-TERM CAPITAL LOSS.
         A SHAREHOLDER MAY ALSO BE SUBJECT TO SOME STATE AND LOCAL TAXES ON DIVIDENDS AND DISTRIBUTIONS. EACH PORTFOLIO WILL NOTIFY ITS SHAREHOLDERS ANNUALLY ABOUT THE TAX STATUS OF DIVIDENDS AND DISTRIBUTIONS PAID AND THE AMOUNT OF DIVIDENDS WITHHELD, IF ANY, DURING THE PREVIOUS YEAR.
         THE  CODE  PROVIDES  THAT  INTEREST  ON   INDEBTEDNESS   INCURRED  OR
CONTINUED IN ORDER TO PURCHASE OR CARRY SHARES OF A REGULATED INVESTMENT COMPANY WHICH DISTRIBUTES EXEMPT-INTEREST DIVIDENDS DURING THE YEAR IS NOT DEDUCTIBLE. FURTHERMORE, ENTITIES OR PERSONS WHO ARE "SUBSTANTIAL USERS" (OR PERSONS RELATED TO "SUBSTANTIAL USERS") OF FACILITIES FINANCED BY PRIVATE ACTIVITY BONDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING SHARES OF
A  PORTFOLIO.   "SUBSTANTIAL   USER"  IS  GENERALLY  DEFINED  AS  INCLUDING  A
"NONEXEMPT  PERSON"  WHO  REGULARLY  USES  IN  TRADE  OR  BUSINESS  A  PART OF A
FACILITY  FINANCED  FROM  THE  PROCEEDS  OF  PRIVATE  ACTIVITY  BONDS.
         EACH  PORTFOLIO  MAY  BE  REQUIRED  TO  WITHHOLD  31% OF ANY  LONG-TERM
CAPITAL GAIN DIVIDENDS AND 31% OF EACH REDEMPTION TRANSACTION IF: (A) THE SHAREHOLDER'S SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ("TIN") IS NOT PROVIDED OR AN OBVIOUSLY INCORRECT TIN IS PROVIDED; (B) THE
SHAREHOLDER DOES NOT CERTIFY UNDER PENALTIES OF PERJURY THAT THE TIN PROVIDED IS THE SHAREHOLDER'S CORRECT TIN AND THAT THE SHAREHOLDER IS NOT
SUBJECT  TO  BACKUP  WITHHOLDING  UNDER  SECTION  3406(A)(1)(C)  OF  THE  CODE
BECAUSE  OF  UNDERREPORTING  (HOWEVER,  FAILURE  TO PROVIDE  CERTIFICATION AS TO
THE  APPLICATION  OF  SECTION   3406(A)(1)(C)   WILL  RESULT  ONLY  IN  BACKUP
WITHHOLDING ON CAPITAL GAIN DIVIDENDS, NOT ON REDEMPTIONS); OR (C) A PORTFOLIO IS NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT THE TIN PROVIDED BY THE SHAREHOLDER IS INCORRECT OR THAT THERE HAS BEEN UNDERREPORTING OF INTEREST OR DIVIDENDS BY THE SHAREHOLDER. AFFECTED SHAREHOLDERS WILL RECEIVE STATEMENTS AT LEAST ANNUALLY SPECIFYING THE AMOUNT WITHHELD.
         IN  ADDITION,  EACH  PORTFOLIO  IS  REQUIRED  TO REPORT TO THE INTERNAL
REVENUE  SERVICE  THE  FOLLOWING   INFORMATION   WITH  RESPECT  TO  REDEMPTION
TRANSACTIONS:   (A)  THE  SHAREHOLDER'S  NAME,  ADDRESS,  ACCOUNT  NUMBER  AND
TAXPAYER   IDENTIFICATION   NUMBER;   (B)  THE  TOTAL   DOLLAR  VALUE  OF  THE
REDEMPTIONS;  AND  (C)  THE  IDENTIFYING  CUSIP  NUMBER.
         CERTAIN   SHAREHOLDERS   ARE,   HOWEVER,   EXEMPT   FROM  THE  BACKUP
WITHHOLDING  AND  BROKER REPORTING  REQUIREMENTS.  EXEMPT SHAREHOLDERS  INCLUDE:
CORPORATIONS; FINANCIAL INSTITUTIONS; TAX-EXEMPT ORGANIZATIONS; INDIVIDUAL RETIREMENT PLANS; THE U.S., A STATE, THE DISTRICT OF COLUMBIA, A U.S.
POSSESSION,  A  FOREIGN  GOVERNMENT,  AN  INTERNATIONAL  ORGANIZATION,  OR  ANY
POLITICAL SUBDIVISION, AGENCY, OR INSTRUMENTALITY OF ANY OF THE FOREGOING; U.S. REGISTERED COMMODITIES OR SECURITIES DEALERS; REAL ESTATE INVESTMENT TRUSTS; REGISTERED INVESTMENT COMPANIES; BANK COMMON TRUST FUNDS; CERTAIN CHARITABLE TRUSTS; AND FOREIGN CENTRAL BANKS OF ISSUE. NONRESIDENT ALIENS ALSO ARE GENERALLY NOT SUBJECT TO EITHER REQUIREMENT BUT, ALONG WITH CERTAIN FOREIGN PARTNERSHIPS AND FOREIGN CORPORATIONS, MAY INSTEAD BE SUBJECT TO WITHHOLDING UNDER SECTION 1441 OF THE CODE. SHAREHOLDERS CLAIMING EXEMPTION FROM BACKUP WITHHOLDING AND BROKER REPORTING SHOULD CALL OR WRITE FOR FURTHER INFORMATION.

VALUATION  OF  SHARES

         EACH PORTFOLIO'S ASSETS ARE VALUED UTILIZING THE AVERAGE BID DEALER MARKET QUOTATION AS FURNISHED BY AN INDEPENDENT PRICING SERVICE. SECURITIES AND OTHER ASSETS FOR WHICH MARKET QUOTATIONS ARE NOT READILY AVAILABLE ARE VALUED BASED ON THE CURRENT MARKET FOR SIMILAR SECURITIES OR ASSETS, AS DETERMINED IN GOOD FAITH BY THE FUND'S ADVISOR UNDER THE SUPERVISION OF THE BOARD OF DIRECTORS.
         VALUATIONS, MARKET QUOTATIONS AND MARKET EQUIVALENTS ARE PROVIDED BY KENNY S&P EVALUATION SERVICES, A SUBSIDIARY OF MCGRAW-HILL. THE USE OF KENNY AS A PRICING SERVICE BY THE FUND HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. VALUATIONS PROVIDED BY KENNY ARE DETERMINED WITHOUT EXCLUSIVE RELIANCE ON QUOTED PRICES AND TAKE INTO CONSIDERATION APPROPRIATE FACTORS SUCH AS INSTITUTION-SIZE TRADING IN SIMILAR GROUPS OF SECURITIES, YIELD, QUALITY, COUPON RATE, MATURITY, TYPE OF ISSUE, TRADING CHARACTERISTICS, AND OTHER MARKET DATA.
         EACH  PORTFOLIO  DETERMINES  THE  NET  ASSET VALUE FOR ITS SHARES EVERY
BUSINESS DAY AT THE CLOSE OF THE REGULAR SESSION OF THE NEW YORK STOCK EXCHANGE (GENERALLY, 4:00 P.M. EASTERN TIME), AND AT SUCH OTHER TIMES AS MAY BE NECESSARY OR APPROPRIATE. THE PORTFOLIOS DO NOT DETERMINE NET ASSET VALUE
ON CERTAIN NATIONAL HOLIDAYS OR OTHER DAYS ON WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED: NEW YEAR'S DAY, MARTIN LUTHER KING DAY, PRESIDENTS' DAY, GOOD FRIDAY, MEMORIAL DAY, INDEPENDENCE DAY, LABOR DAY, THANKSGIVING DAY AND CHRISTMAS DAY.

NET  ASSET  VALUE  AND  OFFERING  PRICE  PER  SHARE
         NATIONAL
         NET  ASSET  VALUE  PER  SHARE
         ($71,064,503/6,570,474  SHARES)                          $10.82
         MAXIMUM  SALES  CHARGE
         (2.75%  OF  OFFERING  PRICE)                                 0.30
         OFFERING  PRICE  PER  SHARE                                $11.12

         CALIFORNIA
         NET  ASSET  VALUE  PER  SHARE
         ($36,963,400/3,442,156  SHARES)                          $10.74
         MAXIMUM  SALES  CHARGE
         (2.75%  OF  OFFERING  PRICE)                                 0.30
         OFFERING  PRICE  PER  SHARE                                $11.04

         MARYLAND
         NET  ASSET  VALUE  PER  SHARE
         ($12,164,979/2,335,912  SHARES)                           $5.21
         MAXIMUM  SALES  CHARGE
         (2.75%  OF  OFFERING  PRICE)                                 0.14
         OFFERING  PRICE  PER  SHARE                                 $5.35

         VIRGINIA
         NET  ASSET  VALUE  PER  SHARE
         ($14,438,800/2,747,881  SHARES)                           $5.25
         MAXIMUM  SALES  CHARGE
         (2.75%  OF  OFFERING  PRICE)                                 0.14
         OFFERING  PRICE  PER  SHARE                                 $5.39

CALCULATION  OF  YIELD  AND  TOTAL  RETURN

         EACH PORTFOLIO MAY ADVERTISE ITS "TOTAL RETURN." TOTAL RETURN IS HISTORICAL IN NATURE AND IS NOT INTENDED TO INDICATE FUTURE PERFORMANCE. TOTAL RETURN WILL BE QUOTED FOR THE MOST RECENT ONE-YEAR PERIOD, FIVE-YEAR PERIOD, AND PERIOD FROM INCEPTION OF THE PORTFOLIO'S OFFERING OF SHARES. RETURN QUOTATIONS FOR PERIODS IN EXCESS OF ONE YEAR REPRESENT THE AVERAGE
ANNUAL TOTAL RETURN FOR THE PERIOD INCLUDED IN THE PARTICULAR QUOTATION. TOTAL RETURN IS A COMPUTATION OF THE PORTFOLIO'S DIVIDEND YIELD, PLUS OR MINUS REALIZED OR UNREALIZED CAPITAL APPRECIATION OR DEPRECIATION, LESS FEES
AND  EXPENSES.   TOTAL  RETURN   QUOTATIONS   REFLECT  THE  DEDUCTION  OF  THE
PORTFOLIO'S  MAXIMUM  SALES  CHARGE  ("RETURN  WITH  MAXIMUM  LOAD"),   EXCEPT
QUOTATIONS OF "RETURN WITHOUT MAXIMUM LOAD" WHICH DO NOT DEDUCT THE SALES CHARGE. NOTE: "TOTAL RETURN" AS QUOTED IN THE FINANCIAL HIGHLIGHTS SECTION
OF  THE  PROSPECTUS  AND  ANNUAL  REPORT  TO  SHAREHOLDERS,  HOWEVER,  PER  SEC
INSTRUCTIONS,   DOES  NOT  REFLECT   DEDUCTION  OF  THE  SALES   CHARGE,   AND
CORRESPONDS TO "RETURN WITHOUT MAXIMUM LOAD" AS REFERRED TO HEREIN. RETURN WITHOUT MAXIMUM LOAD SHOULD BE CONSIDERED ONLY BY INVESTORS, SUCH AS
PARTICIPANTS IN CERTAIN PENSION PLANS, TO WHOM THE SALES CHARGE DOES NOT APPLY, OR FOR PURPOSES OF COMPARISON ONLY WITH COMPARABLE FIGURES WHICH ALSO DO NOT REFLECT SALES CHARGES, SUCH AS LIPPER AVERAGES. TOTAL RETURN IS
COMPUTED  ACCORDING  TO  THE  FOLLOWING  FORMULA:

                               P(1  +  T)N  =  ERV

WHERE P = A HYPOTHETICAL INITIAL PAYMENT OF $1,000; T = TOTAL RETURN; N = NUMBER OF YEARS; AND ERV = THE ENDING REDEEMABLE VALUE OF A HYPOTHETICAL $1,000 PAYMENT MADE AT THE BEGINNING OF THE 1, 5 OR 10 YEAR PERIODS AT THE END OF SUCH PERIODS (OR PORTIONS THEREOF, IF APPLICABLE). RETURNS FOR THE
PERIODS  FROM  INCEPTION  THROUGH  DECEMBER  31,  1998  ARE  AS  FOLLOWS:

                           NATIONAL                  NATIONAL
                           WITH                      WITHOUT
                           MAX.  LOAD                 MAX.  LOAD

ONE  YEAR                   2.52%                     5.46%
FIVE  YEAR                  5.10%                     5.68%
FROM  INCEPTION             5.80%                     6.27%
(9/30/92)

                           CALIFORNIA                CALIFORNIA
                           WITH                      WITHOUT
                           MAX.  LOAD                 MAX.  LOAD

ONE  YEAR                   2.61%                     5.51%
FIVE  YEAR                  4.34%                     4.93%
FROM  INCEPTION             5.45%                     5.89%
(5/29/92)

                           MARYLAND                  MARYLAND
                           WITH                      WITHOUT
                           MAX.  LOAD                 MAX.  LOAD

ONE  YEAR                   1.94%                     4.88%
FIVE  YEAR                  4.65%                     5.23%
FROM  INCEPTION             4.79%                     5.34%
(9/30/93)

                           VIRGINIA                  VIRGINIA
                           WITH                      WITHOUT
                           MAX.  LOAD                 MAX.  LOAD

ONE  YEAR                   1.94%                     4.88%
FIVE  YEAR                  4.65%                     5.22%
FROM  INCEPTION             4.84%                     5.39%
(9/30/93)

         EACH   PORTFOLIO   MAY  ALSO   ADVERTISE  ITS  "YIELD"  AND  "TAXABLE
EQUIVALENT  YIELD."  AS  WITH TOTAL RETURN,  BOTH YIELD  FIGURES ARE  HISTORICAL
AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. "YIELD" QUOTATIONS REFER TO THE AGGREGATE IMPUTED YIELD-TO-MATURITY OF INVESTMENTS BASED ON THE MARKET VALUE AS OF THE LAST DAY OF A GIVEN THIRTY-DAY OR ONE-MONTH PERIOD LESS ACCRUED EXPENSES (NET OF REIMBURSEMENT), DIVIDED BY THE AVERAGE DAILY NUMBER OF OUTSTANDING SHARES ENTITLED TO RECEIVE DIVIDENDS TIMES THE MAXIMUM OFFERING PRICE ON THE LAST DAY OF THE PERIOD (SO THAT THE EFFECT OF THE
SALES  CHARGE  IS  INCLUDED  IN  THE  CALCULATION),   COMPOUNDED  ON  A  "BOND
EQUIVALENT," OR SEMI-ANNUAL, BASIS. YIELD IS COMPUTED ACCORDING TO THE FOLLOWING FORMULA:

YIELD  =  2[(A-B/CD)+1)6  -  1]

WHERE A = DIVIDENDS AND INTEREST EARNED DURING THE PERIOD; B = EXPENSES ACCRUED FOR THE PERIOD (NET OF REIMBURSEMENT); C = THE AVERAGE DAILY NUMBER OF SHARES OUTSTANDING DURING THE PERIOD THAT WERE ENTITLED TO RECEIVE
DIVIDENDS; AND D = THE MAXIMUM OFFERING PRICE PER SHARE ON THE LAST DAY OF THE PERIOD.
         THE TAXABLE EQUIVALENT YIELD IS THE YIELD AN INVESTOR WOULD BE REQUIRED TO OBTAIN FROM TAXABLE INVESTMENTS TO EQUAL A PORTFOLIO'S YIELD, ALL OR A PORTION OF WHICH MAY BE EXEMPT FROM FEDERAL INCOME TAXES. THE
TAXABLE EQUIVALENT YIELD IS COMPUTED BY TAKING THE PORTION OF THE YIELD EXEMPT FROM FEDERAL INCOME TAXES AND MULTIPLYING THE EXEMPT YIELD BY A
FACTOR BASED ON A STATED INCOME TAX RATE, THEN ADDING THE PORTION OF THE YIELD THAT IS NOT EXEMPT FROM FEDERAL INCOME TAXES. THE FACTOR WHICH IS USED TO CALCULATE THE TAX EQUIVALENT YIELD IS THE RECIPROCAL OF THE DIFFERENCE BETWEEN 1 AND THE APPLICABLE INCOME TAX RATE, WHICH WILL BE STATED IN THE ADVERTISEMENT.
         FOR THE THIRTY-DAY PERIOD ENDED DECEMBER 31, 1998, THE YIELD AND FEDERAL TAX EQUIVALENT YIELDS WERE AS FOLLOWS:

              DECEMBER  31,       36%  FEDERAL         39.6%  FEDERAL
              1998               TAX  EQUIVALENT      TAX  EQUIVALENT
              YIELD              YIELD               YIELD

NATIONAL      3.67%              5.73%               6.08%
CALIFORNIA    3.56%              5.56%               5.89%
VIRGINIA      3.39%              5.30%               5.61%
MARYLAND      3.46%              5.41%               5.73%

ADVERTISING

         THE  FUND  OR ITS AFFILIATES MAY PROVIDE  INFORMATION  SUCH AS, BUT NOT
LIMITED  TO,  THE  ECONOMY,   INVESTMENT   CLIMATE,   INVESTMENT   PRINCIPLES,
SOCIOLOGICAL  CONDITIONS  AND  POLITICAL  AMBIANCE.   DISCUSSION  MAY  INCLUDE
HYPOTHETICAL  SCENARIOS  OR  LISTS  OF  RELEVANT  FACTORS  DESIGNED  TO  AID THE
INVESTOR  IN  DETERMINING   WHETHER  THE  PORTFOLIO  IS  COMPATIBLE  WITH  THE
INVESTOR'S GOALS. THE FUND MAY LIST PORTFOLIO HOLDINGS OR GIVE EXAMPLES OR SECURITIES THAT MAY HAVE BEEN CONSIDERED FOR INCLUSION IN THE PORTFOLIO, WHETHER HELD OR NOT.
         THE FUND OR ITS AFFILIATES MAY SUPPLY COMPARATIVE PERFORMANCE DATA AND RANKINGS FROM INDEPENDENT SOURCES SUCH AS DONOGHUE'S MONEY FUND REPORT, BANK RATE MONITOR, MONEY, FORBES, LIPPER ANALYTICAL SERVICES, INC., CDA INVESTMENT TECHNOLOGIES, INC., WIESENBERGER INVESTMENT COMPANIES SERVICE, RUSSELL 2000/SMALL STOCK INDEX, MUTUAL FUND VALUES MORNINGSTAR RATINGS, MUTUAL FUND FORECASTER, BARRON'S, THE WALL STREET JOURNAL, AND SCHABACKER INVESTMENT MANAGEMENT, INC. SUCH AVERAGES GENERALLY DO NOT REFLECT ANY
FRONT- OR BACK-END SALES CHARGES THAT MAY BE CHARGED BY FUNDS IN THAT GROUPING. THE FUND MAY ALSO CITE TO ANY SOURCE, WHETHER IN PRINT OR ON-LINE, SUCH AS BLOOMBERG, IN ORDER TO ACKNOWLEDGE ORIGIN OF INFORMATION. THE PORTFOLIO MAY COMPARE ITSELF OR ITS PORTFOLIO HOLDINGS TO OTHER INVESTMENTS, WHETHER OR NOT ISSUED OR REGULATED BY THE SECURITIES INDUSTRY, INCLUDING, BUT NOT LIMITED TO, CERTIFICATES OF DEPOSIT AND TREASURY NOTES. THE FUND,
ITS ADVISOR, AND ITS AFFILIATES RESERVE THE RIGHT TO UPDATE PERFORMANCE RANKINGS AS NEW RANKINGS BECOME AVAILABLE.
         CALVERT   GROUP  IS  THE   NATION'S   LEADING   FAMILY  OF   SOCIALLY
RESPONSIBLE MUTUAL FUNDS, BOTH IN TERMS OF SOCIALLY RESPONSIBLE MUTUAL FUND ASSETS UNDER MANAGEMENT, AND NUMBER OF SOCIALLY RESPONSIBLE MUTUAL FUND PORTFOLIOS OFFERED (SOURCE: SOCIAL INVESTMENT FORUM, DECEMBER 31, 1998).
CALVERT GROUP WAS ALSO THE FIRST TO OFFER A FAMILY OF SOCIALLY RESPONSIBLE MUTUAL FUND PORTFOLIOS.

DIRECTORS  AND  OFFICERS

         EACH PORTFOLIO'S BOARD OF TRUSTEES/DIRECTORS SUPERVISES THE PORTFOLIO'S ACTIVITIES AND REVIEWS ITS CONTRACTS WITH COMPANIES THAT PROVIDE IT WITH SERVICES.
         RICHARD  L.  BAIRD,  JR.,  TRUSTEE/DIRECTOR.  MR.  BAIRD  IS  EXECUTIVE
VICE   PRESIDENT  FOR  THE  FAMILY  HEALTH   COUNCIL,   INC.  IN   PITTSBURGH,
PENNSYLVANIA,   A  NON-PROFIT   CORPORATION  WHICH  PROVIDES  FAMILY  PLANNING
SERVICES,   NUTRITION,   MATERNAL/CHILD   HEALTH  CARE,   AND  VARIOUS  HEALTH
SCREENING   SERVICES.   MR.  BAIRD  IS  A  TRUSTEE/DIRECTOR  OF  EACH  OF  THE
INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS, EXCEPT FOR CALVERT VARIABLE SERIES, INC., CALVERT NEW WORLD FUND, INC. AND CALVERT WORLD VALUES
FUND,  INC.  DOB:   05/09/48.   ADDRESS:   211  OVERLOOK  DRIVE,   PITTSBURGH,
PENNSYLVANIA  15216.
         FRANK H. BLATZ, JR., ESQ., TRUSTEE/DIRECTOR. MR. BLATZ IS A PARTNER IN THE LAW FIRM OF SNEVILY, ELY, WILLIAMS & BLATZ. HE WAS FORMERLY A PARTNER WITH ABRAMS, BLATZ, GRAN, HENDRICKS & REINA, P.A. HE IS ALSO A DIRECTOR OF CALVERT VARIABLE SERIES, INC. DOB: 10/29/35. ADDRESS: 308 EAST BROAD STREET, WESTFIELD, NEW JERSEY 07091.
         FREDERICK T. BORTS, M.D., TRUSTEE/DIRECTOR. DR. BORTS IS A RADIOLOGIST WITH KAISER PERMANENTE. PRIOR TO THAT, HE WAS A RADIOLOGIST AT BETHLEHEM MEDICAL IMAGING IN ALLENTOWN, PENNSYLVANIA. DOB: 07/23/49.
ADDRESS:  16  ILIAHI  STREET,  HONOLULU,  HAWAII,  96817.
         CHARLES E. DIEHL, TRUSTEE/DIRECTOR. MR. DIEHL IS A SELF-EMPLOYED CONSULTANT AND IS VICE PRESIDENT AND TREASURER EMERITUS OF THE GEORGE WASHINGTON UNIVERSITY. HE HAS RETIRED FROM UNIVERSITY SUPPORT SERVICES, INC.
OF  HERNDON,  VIRGINIA.  FORMERLY,  HE  WAS  A DIRECTOR  OF ACACIA  MUTUAL  LIFE
INSURANCE   COMPANY,   AND  IS  CURRENTLY  A  DIRECTOR  OF  SERVUS   FINANCIAL
CORPORATION.   DOB:  10/13/22.  ADDRESS:  1658  QUAIL  HOLLOW  COURT,  MCLEAN,
VIRGINIA  22101.
         DOUGLAS E. FELDMAN, M.D., TRUSTEE/DIRECTOR. DR. FELDMAN IS MANAGING PARTNER OF FELDMAN OTOLARYNGOLOGY, HEAD AND NECK SURGERY IN WASHINGTON, D.C.
A  GRADUATE  OF  HARVARD  MEDICAL  SCHOOL,   HE  IS  ASSOCIATE   PROFESSOR  OF
OTOLARYNGOLOGY, HEAD AND NECK SURGERY AT GEORGETOWN UNIVERSITY AND GEORGE WASHINGTON UNIVERSITY MEDICAL SCHOOL, AND PAST CHAIRMAN OF THE DEPARTMENT OF OTOLARYNGOLOGY, HEAD AND NECK SURGERY AT THE WASHINGTON HOSPITAL CENTER. HE IS INCLUDED IN THE BEST DOCTORS IN AMERICA. DOB: 05/23/48. ADDRESS: 7536 PEPPERELL DRIVE, BETHESDA, MARYLAND 20817.
         PETER W. GAVIAN, CFA, TRUSTEE/DIRECTOR. MR. GAVIAN IS PRESIDENT OF CORPORATE FINANCE OF WASHINGTON, INC. FORMERLY, HE WAS A PRINCIPAL OF GAVIAN DE VAUX ASSOCIATES, AN INVESTMENT BANKING FIRM. HE IS ALSO A CHARTERED
FINANCIAL   ANALYST  AND  AN  ACCREDITED  SENIOR  BUSINESS   APPRAISER.   DOB:
12/08/32.  ADDRESS:  3005  FRANKLIN  ROAD  NORTH,  ARLINGTON,  VIRGINIA  22201.
         JOHN  G.  GUFFEY,  JR.,  TRUSTEE/DIRECTOR.  MR.  GUFFEY  IS CHAIRMAN OF
THE  CALVERT  SOCIAL  INVESTMENT   FOUNDATION,   ORGANIZING  DIRECTOR  OF  THE
COMMUNITY CAPITAL BANK IN BROOKLYN, NEW YORK, AND A FINANCIAL CONSULTANT TO VARIOUS ORGANIZATIONS. IN ADDITION, HE IS A FORMER DIRECTOR OF THE COMMUNITY BANKERS MUTUAL FUND OF DENVER, COLORADO, A DIRECTOR OF ARIEL FUNDS, AND THE TREASURER AND DIRECTOR OF SILBY, GUFFEY, AND CO., INC., A VENTURE CAPITAL FIRM. MR. GUFFEY IS A TRUSTEE/DIRECTOR OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS, EXCEPT FOR CALVERT VARIABLE SERIES, INC. AND CALVERT NEW WORLD FUND, INC.
        MR.  GUFFEY  HAS  BEEN  ADVISED  THAT  THE   SECURITIES  AND  EXCHANGE
COMMISSION ("SEC") HAS ENTERED AN ORDER AGAINST HIM RELATING TO HIS FORMER SERVICE AS A DIRECTOR OF COMMUNITY BANKERS MUTUAL FUND, INC. THIS FUND IS NOT CONNECTED WITH ANY CALVERT FUND OR THE CALVERT GROUP AND CEASED OPERATIONS IN SEPTEMBER, 1994. MR. GUFFEY CONSENTED TO THE ENTRY OF THE
ORDER WITHOUT ADMITTING OR DENYING THE FINDINGS IN THE ORDER. THE ORDER CONTAINS FINDINGS (1) THAT THE COMMUNITY BANKERS MUTUAL FUND'S PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION WERE MATERIALLY FALSE AND MISLEADING BECAUSE THEY MISSTATED OR FAILED TO STATE MATERIAL FACTS CONCERNING THE
PRICING  OF  FUND  SHARES  AND THE  PERCENTAGE  OF  ILLIQUID  SECURITIES  IN THE
FUND'S  PORTFOLIO  AND  THAT  MR.  GUFFEY,  AS  A MEMBER  OF THE  FUND'S  BOARD,
SHOULD  HAVE  KNOWN  OF  THESE   MISSTATEMENTS  AND  THEREFORE   VIOLATED  THE
SECURITIES ACT OF 1933; (2) THAT THE PRICE OF THE FUND'S SHARES SOLD TO THE PUBLIC WAS NOT BASED ON THE CURRENT NET ASSET VALUE OF THE SHARES, IN VIOLATION OF THE INVESTMENT COMPANY ACT OF 1940 (THE "INVESTMENT COMPANY ACT"); AND (3) THAT THE BOARD OF THE FUND, INCLUDING MR. GUFFEY, VIOLATED THE INVESTMENT COMPANY ACT BY DIRECTING THE FILING OF A MATERIALLY FALSE
REGISTRATION STATEMENT. THE ORDER DIRECTED MR. GUFFEY TO CEASE AND DESIST FROM COMMITTING OR CAUSING FUTURE VIOLATIONS AND TO PAY A CIVIL PENALTY OF $5,000. THE SEC PLACED NO RESTRICTIONS ON MR. GUFFEY'S CONTINUING TO SERVE AS A TRUSTEE OR DIRECTOR OF MUTUAL FUNDS. DOB: 05/15/48. ADDRESS: 388 CALLI CALINA, SANTA FE, NEW MEXICO 87501.
         *BARBARA J. KRUMSIEK, PRESIDENT AND TRUSTEE/DIRECTOR. MS. KRUMSIEK SERVES AS PRESIDENT, CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN OF CALVERT
GROUP, LTD. AND AS AN OFFICER AND DIRECTOR OF EACH OF ITS AFFILIATED COMPANIES. SHE IS A DIRECTOR OF CALVERT-SLOAN ADVISERS, L.L.C., AND A TRUSTEE/DIRECTOR OF EACH OF THE INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS. MS. KRUMSIEK IS THE PRESIDENT OF EACH OF THE INVESTMENT COMPANIES,
EXCEPT FOR CALVERT SOCIAL INVESTMENT FUND, OF WHICH SHE IS THE SENIOR VICE PRESIDENT. PRIOR TO JOINING CALVERT GROUP, MS. KRUMSIEK SERVED AS A MANAGING DIRECTOR OF ALLIANCE FUND DISTRIBUTORS, INC. DOB: 08/09/52.
         M. CHARITO KRUVANT, TRUSTEE/DIRECTOR. MS. KRUVANT IS PRESIDENT AND CEO OF CREATIVE ASSOCIATES INTERNATIONAL, INC., A FIRM THAT SPECIALIZES IN HUMAN RESOURCES DEVELOPMENT, INFORMATION MANAGEMENT, PUBLIC AFFAIRS AND PRIVATE ENTERPRISE DEVELOPMENT. SHE IS ALSO A DIRECTOR OF CALVERT VARIABLE
SERIES, INC., AND ACACIA FEDERAL SAVINGS BANK. DOB: 12/08/45. ADDRESS: 5301 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20015.
         ARTHUR J. PUGH, TRUSTEE/DIRECTOR. MR. PUGH IS A DIRECTOR OF CALVERT VARIABLE SERIES, INC., AND SERVES AS A DIRECTOR OF ACACIA FEDERAL SAVINGS BANK. DOB: 09/24/37. ADDRESS: 4823 PRESTWICK DRIVE, FAIRFAX, VIRGINIA 22030.
         *DAVID R. ROCHAT, SENIOR VICE PRESIDENT AND TRUSTEE/DIRECTOR. MR. ROCHAT IS EXECUTIVE VICE PRESIDENT OF CALVERT ASSET MANAGEMENT COMPANY, INC., DIRECTOR AND SECRETARY OF GRADY, BERWALD AND CO., INC., AND DIRECTOR AND PRESIDENT OF CHELSEA SECURITIES, INC. HE IS THE SENIOR VICE PRESIDENT OF FIRST VARIABLE RATE FUND, CALVERT TAX-FREE RESERVES, CALVERT MUNICIPAL FUND, INC., CALVERT CASH RESERVES, AND THE CALVERT FUND. DOB: 10/07/37. ADDRESS:
BOX  93,  CHELSEA,  VERMONT  05038.
         *D.   WAYNE   SILBY,   ESQ.,   TRUSTEE/DIRECTOR.   MR.   SILBY  IS  A
TRUSTEE/DIRECTOR OF EACH OF THE INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS, EXCEPT FOR CALVERT VARIABLE SERIES, INC. AND CALVERT NEW WORLD FUND. MR. SILBY IS EXECUTIVE CHAIRMAN OF GROUP SERVE, INC., AN INTERNET COMPANY FOCUSED ON COMMUNITY BUILDING COLLABORATIVE TOOLS, AND AN OFFICER, DIRECTOR AND SHAREHOLDER OF SILBY, GUFFEY & COMPANY, INC., WHICH SERVES AS GENERAL
PARTNER OF CALVERT SOCIAL VENTURE PARTNERS ("CSVP"). CSVP IS A VENTURE CAPITAL FIRM INVESTING IN SOCIALLY RESPONSIBLE SMALL COMPANIES. HE IS ALSO A DIRECTOR OF ACACIA MUTUAL LIFE INSURANCE COMPANY. DOB: 07/20/48. ADDRESS:
1715  18TH  STREET,  N.W.,  WASHINGTON,  D.C.  20009.
         RENO J. MARTINI, SENIOR VICE PRESIDENT. MR. MARTINI IS A DIRECTOR AND SENIOR VICE PRESIDENT OF CALVERT GROUP, LTD., AND SENIOR VICE PRESIDENT AND CHIEF INVESTMENT OFFICER OF CALVERT ASSET MANAGEMENT COMPANY, INC. MR. MARTINI IS ALSO A DIRECTOR AND PRESIDENT OF CALVERT-SLOAN ADVISERS, L.L.C., AND A DIRECTOR AND OFFICER OF CALVERT NEW WORLD FUND. DOB: 1/13/50.
         RONALD M. WOLFSHEIMER, CPA, TREASURER. MR. WOLFSHEIMER IS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF CALVERT GROUP, LTD. AND ITS SUBSIDIARIES AND AN OFFICER OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS. MR. WOLFSHEIMER IS VICE PRESIDENT AND TREASURER OF CALVERT-SLOAN ADVISERS, L.L.C., AND A DIRECTOR OF CALVERT DISTRIBUTORS, INC.
DOB:  07/24/47.
         WILLIAM M. TARTIKOFF, ESQ., VICE PRESIDENT AND SECRETARY. MR. TARTIKOFF IS AN OFFICER OF EACH OF THE INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS, AND IS SENIOR VICE PRESIDENT, SECRETARY, AND GENERAL COUNSEL OF CALVERT GROUP, LTD., AND EACH OF ITS SUBSIDIARIES. MR. TARTIKOFF IS ALSO VICE PRESIDENT AND SECRETARY OF CALVERT-SLOAN ADVISERS, L.L.C., A DIRECTOR OF CALVERT DISTRIBUTORS, INC., AND IS AN OFFICER OF ACACIA NATIONAL LIFE INSURANCE COMPANY. DOB: 08/12/47.
         DANIEL K. HAYES, VICE PRESIDENT. MR. HAYES IS VICE PRESIDENT OF CALVERT ASSET MANAGEMENT COMPANY, INC., AND IS AN OFFICER OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS, EXCEPT FOR CALVERT NEW WORLD FUND, INC. DOB: 09/09/50.
         SUSAN WALKER BENDER, ESQ., ASSISTANT SECRETARY. MS. BENDER IS ASSOCIATE GENERAL COUNSEL OF CALVERT GROUP, LTD. AND AN OFFICER OF EACH OF ITS SUBSIDIARIES AND CALVERT-SLOAN ADVISERS, L.L.C. SHE IS ALSO AN OFFICER OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS.
DOB:  01/29/59.
         KATHERINE  STONER,   ESQ.,   ASSISTANT   SECRETARY.   MS.  STONER  IS
ASSOCIATE GENERAL COUNSEL OF CALVERT GROUP, LTD. AND AN OFFICER OF EACH OF ITS SUBSIDIARIES AND CALVERT-SLOAN ADVISERS, L.L.C. SHE IS ALSO AN OFFICER OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS.
DOB:  10/21/56.
         IVY WAFFORD DUKE, ESQ., ASSISTANT SECRETARY. MS. DUKE IS ASSOCIATE GENERAL COUNSEL OF CALVERT GROUP AND AN OFFICER OF EACH OF ITS SUBSIDIARIES AND CALVERT-SLOAN ADVISERS, L.L.C. SHE IS ALSO AN OFFICER OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS AND SECRETARY AND PROVIDES COUNSEL TO THE CALVERT SOCIAL INVESTMENT FOUNDATION. PRIOR TO WORKING AT CALVERT GROUP, MS. DUKE WAS AN ASSOCIATE IN THE INVESTMENT MANAGEMENT GROUP OF THE BUSINESS AND FINANCE DEPARTMENT AT DRINKER BIDDLE & REATH. DOB: 09/07/68.
         VICTOR FRYE, ESQ., ASSISTANT SECRETARY AND COMPLIANCE OFFICER. MR. FRYE IS COUNSEL AND COMPLIANCE OFFICER OF CALVERT GROUP AND AN OFFICER OF
EACH OF ITS SUBSIDIARIES AND CALVERT-SLOAN ADVISERS, L.L.C. HE IS ALSO AN OFFICER OF EACH OF THE OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS. PRIOR TO WORKING AT CALVERT GROUP, MR. FRYE WAS COUNSEL AND MANAGER OF THE COMPLIANCE DEPARTMENT AT THE ADVISORS GROUP. DOB: 10/15/58.

         THE  ADDRESS  OF DIRECTORS AND OFFICERS,  UNLESS  OTHERWISE  NOTED,  IS
4550   MONTGOMERY   AVENUE,   SUITE   1000N,    BETHESDA,    MARYLAND   20814.
TRUSTEE/DIRECTORS AND OFFICERS OF THE FUND AS A GROUP OWN LESS THAN 1% OF THE FUND'S OUTSTANDING SHARES. TRUSTEE/DIRECTORS MARKED WITH AN *, ABOVE,
ARE "INTERESTED PERSONS" OF THE FUND, UNDER THE INVESTMENT COMPANY ACT OF 1940. DIRECTORS AND OFFICERS OF THE FUND AS A GROUP OWN LESS THAN 1% OF EACH PORTFOLIO'S OUTSTANDING SHARES.
         EACH OF THE ABOVE PERSONS IS A TRUSTEE/DIRECTOR OR OFFICER OF OTHER INVESTMENT COMPANIES IN THE CALVERT GROUP OF FUNDS EXCEPT CALVERT SOCIAL INVESTMENT FUND, AND CALVERT WORLD VALUES FUND, INC., OF WHICH ONLY MESSRS. BAIRD, GUFFEY, AND SILBY AND MS. KRUMSIEK ARE AMONG THE TRUSTEES/DIRECTORS; CALVERT VARIABLE SERIES, INC., OF WHICH ONLY MESSRS. BLATZ, DIEHL, AND PUGH AND MMES. KRUMSIEK AND KRUVANT ARE AMONG THE DIRECTORS, AND CALVERT NEW WORLD FUND, INC., OF WHICH ONLY AND MS. KRUMSIEK AND MR. MARTINI ARE AMONG THE DIRECTORS.
         THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS IS COMPOSED OF MESSRS. BAIRD, BLATZ, FELDMAN, GUFFEY AND PUGH, AND MS. KRUVANT. THE BOARD'S INVESTMENT POLICY COMMITTEE IS COMPOSED OF MESSRS. BORTS, DIEHL, GAVIAN, ROCHAT, AND SILBY, AND MS. KRUMSIEK.
         DURING  FISCAL  1998,   TRUSTEE/DIRECTORS   OF  THE   PORTFOLIOS  NOT
AFFILIATED WITH THE FUND'S ADVISOR WERE PAID $8,377, $4,299, $1,578, AND $1,796, FROM THE NATIONAL, CALIFORNIA, MARYLAND, AND VIRGINIA PORTFOLIOS,
RESPECTIVELY. TRUSTEES/DIRECTORS OF THE FUND NOT AFFILIATED WITH THE ADVISOR CURRENTLY RECEIVE AN ANNUAL FEE OF $20,500 FOR SERVICE AS A MEMBER OF THE BOARD OF TRUSTEES/DIRECTORS OF THE CALVERT GROUP OF FUNDS PLUS A FEE OF $750 TO $1,500 FOR EACH BOARD AND COMMITTEE MEETING ATTENDED; SUCH FEES ARE
ALLOCATED  AMONG  THE  FUNDS  ON  THE  BASIS  OF  THEIR  NET  ASSETS.
         TRUSTEES/DIRECTORS NOT AFFILIATED WITH THE ADVISOR MAY ELECT TO DEFER RECEIPT OF ALL OR A PERCENTAGE OF THEIR FEES AND INVEST THEM IN ANY
FUND  IN  THE  CALVERT  OF  FUNDS  THROUGH  THE  TRUSTEES/DIRECTORS   DEFERRED
COMPENSATION PLAN (SHOWN AS "PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES," BELOW). DEFERRAL OF THE FEES IS DESIGNED TO MAINTAIN THE PARTIES IN THE SAME POSITION AS IF THE FEES WERE PAID ON A CURRENT BASIS. MANAGEMENT BELIEVES THIS WILL HAVE A NEGLIGIBLE EFFECT ON THE FUND'S ASSETS, LIABILITIES, NET ASSETS, AND NET INCOME PER SHARE.

TRUSTEE/DIRECTOR  COMPENSATION  TABLE

FISCAL  YEAR  1998      AGGREGATE         PENSION  OR  TOTAL  COMPENSATION
                      COMPENSATION      RETIREMENT   FROM  BENEFITS
(UNAUDITED  NUMBERS)   FROM  REGISTRANT   ACCRUED  AS   REGISTRANT  AND  FUND
                      FOR  SERVICE       PART  OF      COMPLEX  PAID  TO
                      AS  DIRECTOR     OF  REGISTRANT  DIRECTOR  **
                                        EXPENSES*

NAME  OF  TRUSTEE/DIRECTOR

RICHARD  L.  BAIRD,  JR.  $1,496            $0                $39,550
FRANK  H.  BLATZ,  JR.   $1,327            $1,327            $42,100
FREDERICK  T.  BORTS    $1,220            $0                $33,250
CHARLES  E.  DIEHL      $1,327            $1,327            $41,500
DOUGLAS  E.  FELDMAN    $1,327            $0                $36,250
PETER  W.  GAVIAN       $1,326            $663              $36,250
JOHN  G.  GUFFEY,  JR.   $1,272            $0                $62,665
M.  CHARITO  KRUVANT    $1,328            $532              $36,250
ARTHUR  J.  PUGH        $1,327            $0                $41,500
D.  WAYNE  SILBY        $1,274            $0                $67,780

*MESSRS. BLATZ, DIEHL, GAVIAN AND PUGH AND MS. KRUVANT HAVE CHOSEN TO DEFER A PORTION OF THEIR COMPENSATION. AS OF DECEMBER 31, 1998, TOTAL DEFERRED COMPENSATION, INCLUDING DIVIDENDS AND CAPITAL APPRECIATION, WAS $644,247.37, $672,374.09, $172,445.85, $216,322.53, AND $23,295.55, FOR EACH
TRUSTEE/DIRECTOR,  RESPECTIVELY.
**THE  FUND  COMPLEX  CONSISTS  OF  NINE  (9)  REGISTERED  INVESTMENT COMPANIES.

INVESTMENT  ADVISOR

         THE FUND'S INVESTMENT ADVISOR IS CALVERT ASSET MANAGEMENT COMPANY, INC., 4550 MONTGOMERY AVENUE, SUITE 1000N, BETHESDA, MARYLAND 20814, A
SUBSIDIARY OF CALVERT GROUP, LTD., WHICH IS A CONTROLLED SUBSIDIARY OF AMERITAS ACACIA MUTUAL HOLDING COMPANY OF LINCOLN, NEBRASKA.
         THE ADVISORY CONTRACT BETWEEN THE FUND AND THE ADVISOR WILL REMAIN IN EFFECT INDEFINITELY, PROVIDED CONTINUANCE IS APPROVED AT LEAST ANNUALLY
BY THE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE FUND, OR BY THE DIRECTORS OF THE FUND; AND FURTHER PROVIDED THAT SUCH CONTINUANCE IS ALSO APPROVED ANNUALLY BY THE VOTE OF A MAJORITY OF THE DIRECTORS OF THE FUND WHO ARE NOT PARTIES TO THE CONTRACT OR INTERESTED PERSONS OF SUCH PARTIES, CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON SUCH APPROVAL. THE CONTRACT MAY BE TERMINATED WITHOUT PENALTY
BY  EITHER  PARTY  ON  60  DAYS'  PRIOR  WRITTEN  NOTICE;   IT   AUTOMATICALLY
TERMINATES  IN  THE  EVENT  OF  ITS  ASSIGNMENT.
         UNDER  THE  CONTRACT,   THE  ADVISOR   MANAGES  THE   INVESTMENT  AND
REINVESTMENT OF THE FUND'S ASSETS, SUBJECT TO THE DIRECTION AND CONTROL OF THE FUND'S BOARD OF DIRECTORS. FOR ITS SERVICES, THE ADVISOR RECEIVES AN
ANNUAL FEE OF 0.60% OF THE FIRST $500 MILLION OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS, 0.50% OF THE NEXT $500 MILLION OF SUCH ASSETS, AND 0.40% OF ALL ASSETS OVER $1 BILLION.
         THE  ADVISORY  FEE IS PAYABLE  MONTHLY.  THE ADVISOR RESERVES THE RIGHT
(I)  TO  WAIVE  ALL  OR  A PART  OF ITS  FEE  AND  (II)  TO  COMPENSATE,  AT ITS
EXPENSE,   BROKER-DEALERS   IN   CONSIDERATION   OF  THEIR   PROMOTIONAL   AND
ADMINISTRATIVE SERVICES. DURING FISCAL YEARS 1996, 1997, AND 1998, THE PORTFOLIOS PAID ADVISORY FEES AS SHOWN:

                  1996              1997             1998
NATIONAL          $275,574          $285,023         $396,802
CALIFORNIA        $217,159          $204,019         $205,130
MARYLAND          $72,423           $70,899          $74,404
VIRGINIA          $72,322           $79,695          $84,448

         THE ADVISOR PROVIDES THE FUND WITH INVESTMENT ADVICE AND RESEARCH, PAYS THE SALARIES AND FEES OF ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE
FUND WHO ARE PRINCIPALS OF THE ADVISOR, AND PAYS CERTAIN FUND ADVERTISING AND PROMOTIONAL EXPENSES. THE FUND PAYS OTHER ADMINISTRATIVE AND OPERATING
EXPENSES,   INCLUDING:   CUSTODIAL  FEES;  SHAREHOLDER   SERVICING,   DIVIDEND
DISBURSING  AND  TRANSFER  AGENCY  FEES;  ADMINISTRATIVE  SERVICE FEES;  FEDERAL
AND  STATE   SECURITIES   REGISTRATION   FEES;   INSURANCE   PREMIUMS;   TRADE
ASSOCIATION DUES; INTEREST, TAXES AND OTHER BUSINESS FEES; LEGAL AND AUDIT FEES; AND BROKERAGE COMMISSIONS AND OTHER COSTS ASSOCIATED WITH THE PURCHASE AND SALE OF PORTFOLIO SECURITIES.

ADMINISTRATIVE  SERVICES

         CALVERT ADMINISTRATIVE SERVICES COMPANY, A WHOLLY-OWNED SUBSIDIARY OF CALVERT GROUP, LTD., HAS BEEN RETAINED BY THE FUND TO PROVIDE CERTAIN
ADMINISTRATIVE   SERVICES   NECESSARY  TO  THE  CONDUCT  OF  EACH  PORTFOLIO'S
AFFAIRS. SUCH SERVICES INCLUDE THE PREPARATION OF CORPORATE AND REGULATORY REPORTS AND FILINGS, AND THE OVERSIGHT OF PORTFOLIO ACCOUNTING AND THE DAILY DETERMINATION OF NET INVESTMENT INCOME AND NET ASSET VALUE PER SHARE. CALVERT ADMINISTRATIVE SERVICES COMPANY IS ENTITLED TO RECEIVE AN ANNUAL FEE OF 0.10% OF EACH PORTFOLIO'S AVERAGE NET ASSETS FOR PROVIDING SUCH SERVICES. THE FEES PAID BY EACH PORTFOLIO TO CALVERT ADMINISTRATIVE SERVICES COMPANY, INC. FOR FISCAL YEARS 1996, 1997, AND 1998 ARE SHOWN BELOW:

                  1996              1997             1998
NATIONAL          $45,929           $47,504          $66,134
CALIFORNIA        $36,193           $34,003          $34,188
MARYLAND          $12,071           $11,816          $12,401
VIRGINIA          $12,054           $13,283          $14,075

METHOD  OF  DISTRIBUTION

         THE FUND HAS ENTERED INTO AN AGREEMENT WITH CALVERT DISTRIBUTORS, INC. ("CDI"), 4550 MONTGOMERY AVENUE, BETHESDA. MARYLAND 20814, WHEREBY CDI,
ACTING  AS  PRINCIPAL  UNDERWRITER,   MAKES  A  CONTINUOUS  OFFERING  OF  EACH
PORTFOLIO'S SECURITIES ON A "BEST EFFORTS" BASIS. UNDER THE TERMS OF THE AGREEMENT, CDI BEARS ALL ITS EXPENSES OF PROVIDING SERVICES PURSUANT TO THE AGREEMENT, INCLUDING PAYMENT OF ANY COMMISSIONS AND SERVICE FEES. CDI RECEIVES ALL SALES CHARGES IMPOSED ON THE PORTFOLIOS' SHARES AND COMPENSATES BROKER-DEALER FIRMS FOR SALES OF SUCH SHARES. CDI IS ENTITLED TO RECEIVE A DISTRIBUTION FEE PURSUANT TO THE DISTRIBUTION PLAN (SEE BELOW). FOR FISCAL YEARS 1996, 1997, AND 1998, CDI RECEIVED AGGREGATE SALES CHARGES (GROSS) AND
SALES  CHARGES  IN  EXCESS  OF  THE  DEALER  REALLOWANCE  (NET)  AS SHOWN BELOW:

                1996                  1997                1998
                GROSS/NET             GROSS/NET           GROSS/NET
NATIONAL      $45,813/$13,952       $40,981/$11,597     $49,679/$8,864
CALIFORNIA    $50,884/$14,066       $49,851/$15,411    $37,645/$7,762
MARYLAND      $12,032/$4,214        $18,892/$7,100     $15,037/$6,053
VIRGINIA      $20,776/$9,039        $20,163/$7,697     $12,662/($30)

         PURSUANT TO RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 ("1940 ACT"), THE FUND HAS ADOPTED A DISTRIBUTION PLAN (THE "PLAN") WHICH PERMIT IT TO PAY CERTAIN EXPENSES ASSOCIATED WITH THE DISTRIBUTION OF ITS SHARES, BASED ON EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS. SUCH EXPENSES MAY NOT EXCEED, ON AN ANNUAL BASIS, 0.25% OF THE NATIONAL AND CALIFORNIA
PORTFOLIOS,   AND  0.15%  FOR  THE  MARYLAND  AND  VIRGINIA   PORTFOLIOS.   NO
DISTRIBUTION PLAN EXPENSES WERE PAID BY ANY OF THE PORTFOLIOS IN FISCAL 1996, 1997, AND 1998.
         THE PLAN WAS APPROVED BY THE BOARD OF TRUSTEES/DIRECTORS, INCLUDING THE TRUSTEES/DIRECTORS WHO ARE NOT "INTERESTED PERSONS" OF THE FUNDS (AS THAT TERM IS DEFINED IN THE 1940 ACT) AND WHO HAVE NO DIRECT OR INDIRECT FINANCIAL INTEREST IN THE OPERATION OF THE PLAN OR IN ANY AGREEMENTS RELATED TO THE PLAN. THE SELECTION AND NOMINATION OF THE TRUSTEES/DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND IS COMMITTED TO THE DISCRETION OF SUCH
DISINTERESTED    TRUSTEES/DIRECTORS.    IN   ESTABLISHING    THE   PLAN,   THE
TRUSTEES/DIRECTORS  CONSIDERED  VARIOUS  FACTORS  INCLUDING  THE  AMOUNT  OF THE
DISTRIBUTION   FEE.  THE   TRUSTEES/DIRECTORS   DETERMINED  THAT  THERE  IS  A
REASONABLE  LIKELIHOOD  THAT  THE  PLAN  WILL  BENEFIT  THE  FUNDS  AND  THEIR
SHAREHOLDERS.
         THE  PLAN  MAY  BE   TERMINATED   BY  VOTE  OF  A  MAJORITY   OF  THE
NON-INTERESTED TRUSTEES/DIRECTORS WHO HAVE NO DIRECT OR INDIRECT FINANCIAL INTEREST IN THE PLAN, OR BY VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE PORTFOLIO. ANY CHANGE IN THE PLAN THAT WOULD MATERIALLY INCREASE THE DISTRIBUTION COST TO THE PORTFOLIO REQUIRES APPROVAL OF THE SHAREHOLDERS; OTHERWISE, THE PLAN MAY BE AMENDED BY THE TRUSTEES/DIRECTORS, INCLUDING A MAJORITY OF THE NON-INTERESTED TRUSTEES/DIRECTORS AS DESCRIBED ABOVE.
         THE PLAN WILL CONTINUE IN EFFECT FOR SUCCESSIVE ONE-YEAR TERMS, PROVIDED THAT SUCH CONTINUANCE IS SPECIFICALLY APPROVED BY (I) THE VOTE OF A MAJORITY OF THE TRUSTEES/DIRECTORS WHO ARE NOT PARTIES TO THE PLAN OR INTERESTED PERSONS OF ANY SUCH PARTY AND WHO HAVE NO DIRECT OR INDIRECT
FINANCIAL INTEREST IN THE PLAN, AND (II) THE VOTE OF A MAJORITY OF THE ENTIRE BOARD OF TRUSTEES/DIRECTORS.
         APART FROM THE PLAN, THE ADVISOR, AT ITS EXPENSE, MAY INCUR COSTS AND PAY EXPENSES ASSOCIATED WITH THE DISTRIBUTION OF SHARES OF THE FUND.
         CERTAIN   BROKER/DEALERS,    AND/OR   OTHER   PERSONS   MAY   RECEIVE
COMPENSATION FROM THE INVESTMENT ADVISOR, UNDERWRITER, OR THEIR AFFILIATES FOR THE SALE AND DISTRIBUTION OF THE SECURITIES OR FOR SERVICES TO THE FUND.
SUCH COMPENSATION MAY INCLUDE ADDITIONAL COMPENSATION BASED ON ASSETS HELD THROUGH THAT FIRM BEYOND THE REGULARLY SCHEDULED RATES, AND FINDERS' FEE PAYMENTS TO FIRMS WHOSE REPRESENTATIVES ARE RESPONSIBLE FOR SOLICITING A NEW ACCOUNT WHERE THE ACCOUNTHOLDER DOES NOT CHOOSE TO PURCHASE THROUGH THAT FIRM.

TRANSFER  AND  SHAREHOLDER  SERVICING  AGENT

         NATIONAL FINANCIAL DATA SERVICES, INC. ("NFDS"), 330 W. 9TH STREET, KANSAS CITY, MISSOURI 64105, A SUBSIDIARY OF STATE STREET BANK & TRUST, HAS BEEN RETAINED BY THE FUND TO ACT AS TRANSFER AGENT AND DIVIDEND DISBURSING AGENT. THESE RESPONSIBILITIES INCLUDE: RESPONDING TO CERTAIN SHAREHOLDER INQUIRIES AND INSTRUCTIONS, CREDITING AND DEBITING SHAREHOLDER ACCOUNTS FOR
PURCHASES AND REDEMPTIONS OF FUND SHARES AND CONFIRMING SUCH TRANSACTIONS, AND DAILY UPDATING OF SHAREHOLDER ACCOUNTS TO REFLECT DECLARATION AND PAYMENT OF DIVIDENDS.
         CALVERT  SHAREHOLDER   SERVICES,   INC.  ("CSSI"),   4550  MONTGOMERY
AVENUE, BETHESDA, MARYLAND 20814, A SUBSIDIARY OF CALVERT GROUP, LTD., HAS BEEN RETAINED BY THE FUND TO ACT AS SHAREHOLDER SERVICING AGENT. SHAREHOLDER SERVICING RESPONSIBILITIES INCLUDE RESPONDING TO SHAREHOLDER INQUIRIES AND INSTRUCTIONS CONCERNING THEIR ACCOUNTS, ENTERING ANY TELEPHONED PURCHASES OR REDEMPTIONS INTO THE NFDS SYSTEM, MAINTENANCE OF BROKER-DEALER DATA, AND
PREPARING  AND  DISTRIBUTING   STATEMENTS  TO  SHAREHOLDERS   REGARDING  THEIR
ACCOUNTS.  CALVERT  SHAREHOLDER  SERVICES,  INC.  WAS  THE SOLE  TRANSFER  AGENT
PRIOR  TO  JANUARY  1,  1998.
         FOR THESE SERVICES, NFDS AND CALVERT SHAREHOLDER SERVICES, INC. RECEIVE A FEE BASED ON THE NUMBER OF SHAREHOLDER ACCOUNTS AND SHAREHOLDER TRANSACTIONS, PER PORTFOLIO.

INDEPENDENT  ACCOUNTANTS  AND  CUSTODIANS

         PRICEWATERHOUSECOOPERS   LLP,  250  WEST  PRATT  STREET,   BALTIMORE,
MARYLAND 21201, HAS BEEN SELECTED BY THE BOARD OF DIRECTORS TO SERVE AS INDEPENDENT ACCOUNTANTS OF THE FUND FOR FISCAL YEAR 1999. STATE STREET BANK & TRUST COMPANY, N.A., 225 FRANKLIN STREET, BOSTON, MA 02110, SERVES AS CUSTODIAN OF THE PORTFOLIOS' INVESTMENTS. FIRST NATIONAL BANK OF MARYLAND,
25  SOUTH  CHARLES  STREET,  BALTIMORE,  MARYLAND  21203  ACTS AS  CUSTODIAN  OF
CERTAIN OF CASH ASSETS. NEITHER CUSTODIAN HAS ANY PART IN DECIDING THE PORTFOLIO INVESTMENT POLICIES OR THE CHOICE OF SECURITIES THAT ARE TO BE PURCHASED OR SOLD BY EACH PORTFOLIO.

PORTFOLIO  TRANSACTIONS

         PORTFOLIO   TRANSACTIONS   ARE  UNDERTAKEN  ON  THE  BASIS  OF  THEIR
DESIRABILITY FROM AN INVESTMENT STANDPOINT. INVESTMENT DECISIONS AND THE CHOICE OF BROKERS AND DEALERS ARE MADE BY THE ADVISOR UNDER THE DIRECTION AND SUPERVISION OF THE BOARD OF TRUSTEES/DIRECTORS.
         BROKER-DEALERS WHO EXECUTE PORTFOLIO TRANSACTIONS ON BEHALF OF EACH PORTFOLIO ARE SELECTED ON THE BASIS OF THEIR PROFESSIONAL CAPABILITY AND THE VALUE AND QUALITY OF THEIR SERVICES. THE ADVISOR RESERVES THE RIGHT TO PLACE ORDERS FOR THE PURCHASE OR SALE OF PORTFOLIO SECURITIES WITH BROKER-DEALERS WHO HAVE SOLD SHARES OF EACH PORTFOLIO OR WHO PROVIDE IT WITH STATISTICAL,
RESEARCH,  OR  OTHER  INFORMATION  AND  SERVICES.   ALTHOUGH  ANY  STATISTICAL
RESEARCH OR OTHER INFORMATION AND SERVICES PROVIDED BY BROKER-DEALERS MAY BE USEFUL TO THE ADVISOR, THE DOLLAR VALUE OF SUCH INFORMATION AND SERVICES IS GENERALLY INDETERMINABLE, AND ITS AVAILABILITY OR RECEIPT DOES NOT SERVE TO MATERIALLY REDUCE THE ADVISOR'S NORMAL RESEARCH ACTIVITIES OR EXPENSES.
         WHILE  THE  ADVISOR  SELECTS  BROKERS  PRIMARILY  ON  THE BASIS OF BEST
EXECUTION, IN SOME CASES THE ADVISOR MAY DIRECT TRANSACTIONS TO BROKERS BASED ON THE QUALITY AND AMOUNT OF THE RESEARCH AND RESEARCH-RELATED SERVICES WHICH THE BROKERS PROVIDE TO THEM. THESE SERVICES ARE OF THE TYPE DESCRIBED IN SECTION 28(E) OF THE SECURITIES EXCHANGE ACT OF 1934 AND MAY INCLUDE ANALYSES OF THE BUSINESS OR PROSPECTS OF A COMPANY, INDUSTRY OR
ECONOMIC  SECTOR,  OR  STATISTICAL  AND  PRICING  SERVICES.
         IF, IN THE JUDGMENT OF THE ADVISOR, THE FUND OR OTHER ACCOUNTS MANAGED BY THEM WILL BE BENEFITED BY SUPPLEMENTAL RESEARCH SERVICES, THEY ARE AUTHORIZED TO PAY BROKERAGE COMMISSIONS TO A BROKER FURNISHING SUCH SERVICES WHICH ARE IN EXCESS OF COMMISSIONS WHICH ANOTHER BROKER MAY HAVE CHARGED FOR EFFECTING THE SAME TRANSACTION. THESE RESEARCH SERVICES INCLUDE ADVICE, EITHER DIRECTLY OR THROUGH PUBLICATIONS OR WRITINGS, AS TO THE VALUE OF SECURITIES, THE ADVISABILITY OF INVESTING IN, PURCHASING OR SELLING SECURITIES, AND THE AVAILABILITY OF SECURITIES OR PURCHASERS OR SELLERS OF
SECURITIES;   FURNISHING   OF  ANALYSES   AND  REPORTS   CONCERNING   ISSUERS,
SECURITIES OR INDUSTRIES; PROVIDING INFORMATION ON ECONOMIC FACTORS AND TRENDS; ASSISTING IN DETERMINING PORTFOLIO STRATEGY; PROVIDING COMPUTER
SOFTWARE  USED  IN  SECURITY   ANALYSES;   PROVIDING   PORTFOLIO   PERFORMANCE
EVALUATION AND TECHNICAL MARKET ANALYSES; AND PROVIDING OTHER SERVICES RELEVANT TO THE INVESTMENT DECISION MAKING PROCESS. IT IS THE POLICY OF THE ADVISOR THAT SUCH RESEARCH SERVICES WILL BE USED FOR THE BENEFIT OF THE FUND AS WELL AS OTHER CALVERT GROUP FUNDS AND MANAGED ACCOUNTS.
         THE ADVISOR MAY ALSO EXECUTE PORTFOLIO TRANSACTIONS WITH OR THROUGH BROKER-DEALERS WHO HAVE SOLD SHARES OF EACH PORTFOLIO. HOWEVER, SUCH SALES WILL NOT BE A QUALIFYING OR DISQUALIFYING FACTOR IN A BROKER-DEALER'S SELECTION NOR WILL THE SELECTION OF ANY BROKER-DEALER BE BASED ON THE VOLUME OF SHARES SOLD. THE ADVISOR OR ITS AFFILIATE MAY COMPENSATE, AT ITS EXPENSE, BROKER-DEALERS IN CONSIDERATION OF THEIR PROMOTIONAL AND ADMINISTRATIVE SERVICES.
         THE  PORTFOLIO  TURNOVER  IS  SHOWN  BELOW  FOR  FISCAL  YEARS 1997 AND
1998:

                  1997         1998
NATIONAL          29%          44%
CALIFORNIA        48%          12%
MARYLAND          13%          24%
VIRGINIA          8%           36%
GENERAL  INFORMATION

         THE  FUND  WAS   ORGANIZED  AS  A   CORPORATION   UNDER  THE  GENERAL
CORPORATION  LAW  OF  THE STATE OF MARYLAND  ON  FEBRUARY 4, 1992.  THE FUND HAS
FOUR  PORTFOLIOS:   CALVERT  NATIONAL  MUNICIPAL  INTERMEDIATE  FUND,  CALVERT
CALIFORNIA   MUNICIPAL   INTERMEDIATE   FUND,   CALVERT   MARYLAND   MUNICIPAL
INTERMEDIATE FUND, AND CALVERT VIRGINIA MUNICIPAL INTERMEDIATE FUND. PRIOR TO MARCH 1, 1994, CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND WAS KNOWN AS CALVERT INTERMEDIATE MUNICIPAL FUND.
         EACH PORTFOLIO WILL SEND ITS SHAREHOLDERS UNAUDITED SEMI-ANNUAL AND AUDITED ANNUAL REPORTS THAT WILL INCLUDE THE PORTFOLIO'S NET ASSET VALUE PER
SHARE,  PORTFOLIO  SECURITIES,   INCOME  AND  EXPENSES,  AND  OTHER  FINANCIAL
INFORMATION.
         EACH SHARE OF THE PORTFOLIO REPRESENTS AN EQUAL PROPORTIONATE INTEREST IN THAT PORTFOLIO WITH EACH OTHER SHARE AND IS ENTITLED TO SUCH DIVIDENDS AND DISTRIBUTIONS OUT OF THE INCOME BELONGING TO THE PORTFOLIO AS DECLARED BY THE BOARD. UPON ANY LIQUIDATION OF THE PORTFOLIO, SHAREHOLDERS ARE ENTITLED TO SHARE PRO RATA IN THE NET ASSETS AVAILABLE FOR DISTRIBUTION.
         THIS STATEMENT OF ADDITIONAL INFORMATION DOES NOT CONTAIN ALL THE INFORMATION IN THE FUND'S REGISTRATION STATEMENT. THE REGISTRATION STATEMENT IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE TO THE PUBLIC.

CONTROL  PERSONS  AND  PRINCIPAL  HOLDERS
OF  SECURITIES

         AS OF APRIL 20, 1999, THE FOLLOWING SHAREHOLDER(S) OWNED OF RECORD 5% OR MORE OF SHARES AS SHOWN BELOW:

         NAME  AND  ADDRESS                            %  OF  OWNERSHIP

NATIONAL
         ROBERT  TAISHOFF,  TRUSTEE                    7.14%
         L.  TAISHOFF  FLINT  TRUST
         ANNAPOLIS,  MARYLAND

         JOHN  SWANSON                                8.93%
         MCMURRAY,  PENNSYLVANIA

CALIFORNIA
         CATALYST  PRODUCTIONS                        13.43%
         OAKLAND,  CALIFORNIA

         NATIONAL  CITY  BANK  KENTUCKY                 7.31%
         TRUSTEE  ANCHORAGE  TRUST
         CLEVELAND,  OHIO

         JAMES  BOCHNOWSKI                            5.47%
         ATHERTON,  CALIFORNIA

                                   APPENDIX

MUNICIPAL  OBLIGATIONS
         MUNICIPAL   OBLIGATIONS  ARE  DEBT  OBLIGATIONS   ISSUED  BY  STATES,
CITIES, MUNICIPALITIES, AND THEIR AGENCIES TO OBTAIN FUNDS FOR VARIOUS PUBLIC PURPOSES. SUCH PURPOSES INCLUDE THE CONSTRUCTION OF A WIDE RANGE OF PUBLIC FACILITIES, THE REFUNDING OF OUTSTANDING OBLIGATIONS, THE OBTAINING OF FUNDS FOR GENERAL OPERATING EXPENSES, AND THE LENDING OF FUNDS TO OTHER PUBLIC INSTITUTIONS AND FACILITIES. IN ADDITION, CERTAIN TYPES OF INDUSTRIAL DEVELOPMENT BONDS ARE ISSUED BY OR ON BEHALF OF PUBLIC AUTHORITIES TO OBTAIN FUNDS FOR MANY TYPES OF LOCAL, PRIVATELY OPERATED FACILITIES. SUCH DEBT
INSTRUMENTS ARE CONSIDERED MUNICIPAL OBLIGATIONS IF THE INTEREST PAID ON THEM IS EXEMPT FROM FEDERAL INCOME TAX IN THE OPINION OF BOND COUNSEL TO THE ISSUER. ALTHOUGH THE INTEREST PAID ON THE PROCEEDS FROM PRIVATE ACTIVITY
BONDS  USED  FOR  THE  CONSTRUCTION,   EQUIPMENT,  REPAIR  OR  IMPROVEMENT  OF
PRIVATELY OPERATED INDUSTRIAL OR COMMERCIAL FACILITIES MAY BE EXEMPT FROM FEDERAL INCOME TAX, CURRENT FEDERAL TAX LAW PLACES SUBSTANTIAL LIMITATIONS ON THE SIZE OF SUCH ISSUES.
         MUNICIPAL OBLIGATIONS ARE GENERALLY CLASSIFIED AS EITHER "GENERAL OBLIGATION" OR "REVENUE" BONDS. GENERAL OBLIGATION BONDS ARE SECURED BY THE ISSUER'S PLEDGE OF ITS FAITH, CREDIT AND TAXING POWER FOR THE PAYMENT OF PRINCIPAL AND INTEREST. REVENUE BONDS ARE PAYABLE FROM THE REVENUES DERIVED FROM A PARTICULAR FACILITY OR CLASS OF FACILITIES OR, IN SOME CASES, FROM THE PROCEEDS OF A SPECIAL EXCISE TAX OR OTHER SPECIFIC REVENUE SOURCE, BUT NOT FROM THE GENERAL TAXING POWER. TAX-EXEMPT INDUSTRIAL DEVELOPMENT BONDS ARE IN MOST CASES REVENUE BONDS AND DO NOT GENERALLY CARRY THE PLEDGE OF THE CREDIT OF THE ISSUING MUNICIPALITY. THERE ARE, OF COURSE, VARIATIONS IN THE SECURITY OF MUNICIPAL OBLIGATIONS, BOTH WITHIN A PARTICULAR CLASSIFICATION AND AMONG CLASSIFICATIONS.
         MUNICIPAL OBLIGATIONS ARE GENERALLY TRADED ON THE BASIS OF A QUOTED YIELD TO MATURITY, AND THE PRICE OF THE SECURITY IS ADJUSTED SO THAT RELATIVE TO THE STATED RATE OF INTEREST IT WILL RETURN THE QUOTED RATE TO THE PURCHASER.
         SHORT-TERM  AND  LIMITED-TERM   MUNICIPAL   OBLIGATIONS  INCLUDE  TAX
ANTICIPATION  NOTES,  REVENUE  ANTICIPATION  NOTES,  BOND  ANTICIPATION  NOTES,
CONSTRUCTION   LOAN  NOTES,  AND  DISCOUNT  NOTES.  THE  MATURITIES  OF  THESE
INSTRUMENTS AT THE TIME OF ISSUE GENERALLY WILL RANGE BETWEEN THREE MONTHS AND ONE YEAR. PRE-REFUNDED BONDS WITH LONGER NOMINAL MATURITIES THAT ARE DUE TO BE RETIRED WITH THE PROCEEDS OF AN ESCROWED SUBSEQUENT ISSUE AT A DATE
WITHIN ONE YEAR AND THREE YEARS OF THE TIME OF ACQUISITION ARE ALSO CONSIDERED SHORT-TERM AND LIMITED-TERM MUNICIPAL OBLIGATIONS.

MUNICIPAL  BOND  AND  NOTE  RATINGS

DESCRIPTION OF MOODY'S INVESTORS SERVICE, INC.'S RATINGS OF STATE AND MUNICIPAL NOTES:
         MOODY'S  RATINGS  FOR  STATE AND MUNICIPAL  NOTES AND OTHER  SHORT-TERM
OBLIGATIONS   ARE  DESIGNATED   MOODY'S   INVESTMENT   GRADE   ("MIG").   THIS
DISTINCTION IS IN RECOGNITION OF THE DIFFERENCES BETWEEN SHORT-TERM CREDIT RISK AND LONG-TERM RISK.
         MIG 1: NOTES BEARING THIS DESIGNATION ARE OF THE BEST QUALITY, ENJOYING STRONG PROTECTION FROM ESTABLISHED CASH FLOWS OF FUNDS FOR THEIR SERVICING OR FROM ESTABLISHED AND BROAD-BASED ACCESS TO THE MARKET FOR REFINANCING, OR BOTH.
         MIG2: NOTES BEARING THIS DESIGNATION ARE OF HIGH QUALITY, WITH MARGINS OF PROTECTION AMPLE ALTHOUGH NOT SO LARGE AS IN THE PRECEDING GROUP.
         MIG3: NOTES BEARING THIS DESIGNATION ARE OF FAVORABLE QUALITY, WITH ALL SECURITY ELEMENTS ACCOUNTED FOR BUT LACKING THE UNDENIABLE STRENGTH OF
THE PRECEDING GRADES. MARKET ACCESS FOR REFINANCING, IN PARTICULAR, IS LIKELY TO BE LESS WELL ESTABLISHED.
         MIG4:  NOTES  BEARING  THIS  DESIGNATION  ARE  OF  ADEQUATE  QUALITY,
CARRYING SPECIFIC RISK BUT HAVING PROTECTION COMMONLY REGARDED AS REQUIRED OF AN INVESTMENT SECURITY AND NOT DISTINCTLY OR PREDOMINANTLY SPECULATIVE.

DESCRIPTION OF MOODY'S INVESTORS SERVICE INC.'S/STANDARD & POOR'S MUNICIPAL BOND RATINGS:
         AAA/AAA: BEST QUALITY. THESE BONDS CARRY THE SMALLEST DEGREE OF INVESTMENT RISK AND ARE GENERALLY REFERRED TO AS "GILT EDGE." INTEREST PAYMENTS ARE PROTECTED BY A LARGE OR BY AN EXCEPTIONALLY STABLE MARGIN AND PRINCIPAL IS SECURE. THIS RATING INDICATES AN EXTREMELY STRONG CAPACITY TO PAY PRINCIPAL AND INTEREST.
         AA/AA:   BONDS   RATED  AA  ALSO   QUALIFY   AS   HIGH-QUALITY   DEBT
OBLIGATIONS. CAPACITY TO PAY PRINCIPAL AND INTEREST IS VERY STRONG, AND IN THE MAJORITY OF INSTANCES THEY DIFFER FROM AAA ISSUES ONLY IN SMALL DEGREE. THEY ARE RATED LOWER THAN THE BEST BONDS BECAUSE MARGINS OF PROTECTION MAY NOT BE AS LARGE AS IN AAA SECURITIES, FLUCTUATION OF PROTECTIVE ELEMENTS MAY BE OF GREATER AMPLITUDE, OR THERE MAY BE OTHER ELEMENTS PRESENT WHICH MAKE LONG-TERM RISKS APPEAR SOMEWHAT LARGER THAN IN AAA SECURITIES.
         A/A: UPPER-MEDIUM GRADE OBLIGATIONS. FACTORS GIVING SECURITY TO PRINCIPAL AND INTEREST ARE CONSIDERED ADEQUATE, BUT ELEMENTS MAY BE PRESENT WHICH MAKE THE BOND SOMEWHAT MORE SUSCEPTIBLE TO THE ADVERSE EFFECTS OF CIRCUMSTANCES AND ECONOMIC CONDITIONS.
         BAA/BBB:   MEDIUM  GRADE   OBLIGATIONS;   ADEQUATE  CAPACITY  TO  PAY
PRINCIPAL AND INTEREST. WHEREAS THEY NORMALLY EXHIBIT ADEQUATE PROTECTION PARAMETERS, ADVERSE ECONOMIC CONDITIONS OR CHANGING CIRCUMSTANCES ARE MORE LIKELY TO LEAD TO A WEAKENED CAPACITY TO PAY PRINCIPAL AND INTEREST FOR BONDS IN THIS CATEGORY THAN FOR BONDS IN THE A CATEGORY.
         BA/BB, B/B, CAA/CCC, CA/CC: DEBT RATED IN THESE CATEGORIES IS REGARDED AS PREDOMINANTLY SPECULATIVE WITH RESPECT TO CAPACITY TO PAY INTEREST AND REPAY PRINCIPAL. THERE MAY BE SOME LARGE UNCERTAINTIES AND
MAJOR  RISK  EXPOSURE  TO  ADVERSE  CONDITIONS.   THE  HIGHER  THE  DEGREE  OF
SPECULATION,  THE  LOWER  THE  RATING.
         C/C:  THIS  RATING  IS  ONLY  FOR  NO-INTEREST  INCOME  BONDS.
         D:  DEBT  IN  DEFAULT;  PAYMENT  OF  INTEREST  AND/OR  PRINCIPAL  IS IN
ARREARS.



                               LETTER  OF  INTENT


DATE

CALVERT  DISTRIBUTORS,  INC.
4550  MONTGOMERY  AVENUE
BETHESDA,  MD  20814

LADIES  AND  GENTLEMEN:

         BY  SIGNING  THIS  LETTER  OF  INTENT,  OR  AFFIRMATIVELY  MARKING  THE
LETTER OF INTENT OPTION ON MY FUND ACCOUNT APPLICATION FORM, I AGREE TO BE BOUND BY THE TERMS AND CONDITIONS APPLICABLE TO LETTERS OF INTENT APPEARING IN THE PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION FOR THE FUND AND THE PROVISIONS DESCRIBED BELOW AS THEY MAY BE AMENDED FROM TIME TO TIME BY THE FUND. SUCH AMENDMENTS WILL APPLY AUTOMATICALLY TO EXISTING LETTERS OF INTENT.

         I INTEND TO INVEST IN THE SHARES OF:________________ (FUND OR PORTFOLIO NAME) DURING THE THIRTEEN (13) MONTH PERIOD FROM THE DATE OF MY FIRST PURCHASE PURSUANT TO THIS LETTER (WHICH CANNOT BE MORE THAN NINETY
(90) DAYS PRIOR TO THE DATE OF THIS LETTER OR MY FUND ACCOUNT APPLICATION FORM, WHICHEVER IS APPLICABLE), AN AGGREGATE AMOUNT (EXCLUDING ANY REINVESTMENTS OF DISTRIBUTIONS) OF AT LEAST FIFTY THOUSAND DOLLARS ($50,000) WHICH, TOGETHER WITH MY CURRENT HOLDINGS OF THE FUND (AT PUBLIC OFFERING PRICE ON DATE OF THIS LETTER OR MY FUND ACCOUNT APPLICATION FORM, WHICHEVER IS APPLICABLE), WILL EQUAL OR EXCEED THE AMOUNT CHECKED BELOW:

         __  $50,000  __  $100,000  __  $250,000  __  $500,000  __  $1,000,000

         SUBJECT TO THE CONDITIONS SPECIFIED BELOW, INCLUDING THE TERMS OF ESCROW, TO WHICH I HEREBY AGREE, EACH PURCHASE OCCURRING AFTER THE DATE OF THIS LETTER WILL BE MADE AT THE PUBLIC OFFERING PRICE APPLICABLE TO A SINGLE TRANSACTION OF THE DOLLAR AMOUNT SPECIFIED ABOVE, AS DESCRIBED IN THE FUND'S PROSPECTUS. "FUND" IN THIS LETTER OF INTENT SHALL REFER TO THE FUND OR
PORTFOLIO,  AS  THE  CASE  MAY  BE,  HERE  INDICATED.  NO  PORTION  OF THE SALES
CHARGE IMPOSED ON PURCHASES MADE PRIOR TO THE DATE OF THIS LETTER WILL BE REFUNDED.

         I AM MAKING NO COMMITMENT TO PURCHASE SHARES, BUT IF MY PURCHASES WITHIN THIRTEEN MONTHS FROM THE DATE OF MY FIRST PURCHASE DO NOT AGGREGATE THE MINIMUM AMOUNT SPECIFIED ABOVE, I WILL PAY THE INCREASED AMOUNT OF SALES CHARGES PRESCRIBED IN THE TERMS OF ESCROW DESCRIBED BELOW. I UNDERSTAND THAT 4.75% OF THE MINIMUM DOLLAR AMOUNT SPECIFIED ABOVE WILL BE HELD IN ESCROW IN THE FORM OF SHARES (COMPUTED TO THE NEAREST FULL SHARE). THESE SHARES WILL BE HELD SUBJECT TO THE TERMS OF ESCROW DESCRIBED BELOW.

         FROM THE INITIAL PURCHASE (OR SUBSEQUENT PURCHASES IF NECESSARY), 4.75% OF THE DOLLAR AMOUNT SPECIFIED IN THIS LETTER SHALL BE HELD IN ESCROW IN SHARES OF THE FUND BY THE FUND'S TRANSFER AGENT. FOR EXAMPLE, IF THE MINIMUM AMOUNT SPECIFIED UNDER THE LETTER IS $50,000, THE ESCROW SHALL BE SHARES VALUED IN THE AMOUNT OF $2,375 (COMPUTED AT THE PUBLIC OFFERING PRICE ADJUSTED FOR A $50,000 PURCHASE). ALL DIVIDENDS AND ANY CAPITAL GAINS
DISTRIBUTION  ON  THE  ESCROWED  SHARES  WILL  BE  CREDITED  TO  MY  ACCOUNT.

         IF THE TOTAL MINIMUM INVESTMENT SPECIFIED UNDER THE LETTER IS COMPLETED WITHIN A THIRTEEN MONTH PERIOD, ESCROWED SHARES WILL BE PROMPTLY RELEASED TO ME. HOWEVER, SHARES DISPOSED OF PRIOR TO COMPLETION OF THE
PURCHASE REQUIREMENT UNDER THE LETTER WILL BE DEDUCTED FROM THE AMOUNT REQUIRED TO COMPLETE THE INVESTMENT COMMITMENT.

         UPON EXPIRATION OF THIS LETTER, IF THE TOTAL PURCHASES PURSUANT TO THE LETTER ARE LESS THAN THE AMOUNT SPECIFIED IN THE LETTER AS THE INTENDED AGGREGATE PURCHASES, CALVERT DISTRIBUTORS, INC. ("CDI") WILL BILL ME FOR AN AMOUNT EQUAL TO THE DIFFERENCE BETWEEN THE LOWER LOAD I PAID AND THE DOLLAR
AMOUNT OF SALES CHARGES WHICH I WOULD HAVE PAID IF THE TOTAL AMOUNT PURCHASED HAD BEEN MADE AT A SINGLE TIME. IF NOT PAID BY THE INVESTOR WITHIN
20 DAYS, CDI WILL DEBIT THE DIFFERENCE FROM MY ACCOUNT. FULL SHARES, IF ANY, REMAINING IN ESCROW AFTER THE AFOREMENTIONED ADJUSTMENT WILL BE RELEASED AND, UPON REQUEST, REMITTED TO ME.

         I  IRREVOCABLY  CONSTITUTE  AND  APPOINT  CDI  AS  MY ATTORNEY-IN-FACT,
WITH FULL POWER OF SUBSTITUTION, TO SURRENDER FOR REDEMPTION ANY OR ALL ESCROWED SHARES ON THE BOOKS OF THE FUND. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST.

         THE COMMISSION ALLOWED BY CALVERT DISTRIBUTORS, INC. TO THE BROKER-DEALER NAMED HEREIN SHALL BE AT THE RATE APPLICABLE TO THE MINIMUM AMOUNT OF MY SPECIFIED INTENDED PURCHASES.

         THE LETTER MAY BE REVISED UPWARD BY ME AT ANY TIME DURING THE THIRTEEN-MONTH PERIOD, AND SUCH A REVISION WILL BE TREATED AS A NEW LETTER, EXCEPT THAT THE THIRTEEN-MONTH PERIOD DURING WHICH THE PURCHASE MUST BE MADE WILL REMAIN UNCHANGED AND THERE WILL BE NO RETROACTIVE REDUCTION OF THE SALES CHARGES PAID ON PRIOR PURCHASES.

         IN DETERMINING THE TOTAL AMOUNT OF PURCHASES MADE HEREUNDER, SHARES DISPOSED OF PRIOR TO TERMINATION OF THIS LETTER WILL BE DEDUCTED. MY BROKER-DEALER SHALL REFER TO THIS LETTER OF INTENT IN PLACING ANY FUTURE PURCHASE ORDERS FOR ME WHILE THIS LETTER IS IN EFFECT.



DEALER


NAME  OF  INVESTOR(S)

BY
     AUTHORIZED  SIGNER


ADDRESS


SIGNATURE  OF  INVESTOR(S)


DATE


SIGNATURE  OF  INVESTOR(S)


DATE